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                                                                    EXHIBIT 4.27


                                 PXRE GROUP LTD.

                            20,000 Capital Securities

                     Fixed/Floating Rate Capital Securities

               (Liquidation Amount $1,000.00 per Capital Security)

                               PLACEMENT AGREEMENT

                              --------------------

                                                                October 16, 2003

FTN Financial Capital Markets
845 Crossover Lane, Suite 150
Memphis, Tennessee  38117

Keefe, Bruyette & Woods, Inc.
787 7th Avenue, 4th Floor
New York, New York  10019


Ladies and Gentlemen:

         PXRE Group Ltd., incorporated and existing under the laws of Bermuda (the "Company"), and its financing subsidiary, PXRE Capital Statutory Trust V, a Connecticut statutory trust (the "Trust," and hereinafter together with the Company, the "Offerors"), hereby confirm their agreement (this "Agreement") with you as placement agents (the "Placement Agents"), as follows:

Section 1.        Issuance and Sale of Securities.

         1.1 Introduction. The Offerors propose to issue and sell at the Closing (as defined in Section 2.3.1 hereof) 20,000 of the Trust's Fixed/Floating Rate Capital Securities, with a liquidation amount of $1,000.00 per capital security (the "Capital Securities"), to I-Preferred Term Securities III, Ltd., a company with limited liability established under the laws of the Cayman Islands (the "Purchaser") pursuant to the terms of a Subscription Agreement entered into, or to be entered into on or prior to the Closing Date (as defined in Section 2.3.1 hereof), between the Offerors and the Purchaser (the "Subscription Agreement"), the form of which is attached hereto as Exhibit A and incorporated herein by this reference.

         1.2 Operative Agreements. The Capital Securities shall be fully and unconditionally guaranteed on a subordinated basis by the Company with respect to distributions and amounts payable upon liquidation, redemption or repayment (the "Guarantee") pursuant and subject to the Guarantee Agreement (the "Guarantee Agreement"), to be dated as of the Closing Date and executed and delivered by the Company and U.S. Bank National Association ("U.S. Bank"), as trustee (the "Guarantee Trustee"), for the benefit from time to time of the

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holders of the Capital Securities. The entire proceeds from the sale by the
Trust to the Purchaser of the Capital Securities shall be combined with the entire proceeds from the concurrent sale by the Trust to the Company of its common securities (the "Common Securities"), and shall be used by the Trust to purchase $20,619,000.00 in principal amount of the Fixed/Floating Rate Junior Subordinated Deferrable Interest Debentures (the "Debentures") of the Company. The Capital Securities and the Common Securities for the Trust shall be issued pursuant to an Amended and Restated Declaration of Trust among U.S. Bank, as institutional trustee (the "Institutional Trustee"), the administrators of the Trust named therein, and the Company, to be dated as of the Closing Date and in substantially the form heretofore delivered to the Placement Agents (the "Trust Agreement"). The Debentures shall be issued pursuant to an Indenture (the "Indenture"), to be dated as of the Closing Date, between the Company and U.S. Bank, as indenture trustee (the "Indenture Trustee"). This Agreement and the documents identified in this Section 1.2 and in Section 1.1 are referred to herein as the "Operative Documents."

         1.3 Rights of Purchaser. The Capital Securities shall be offered and sold by the Trust directly to the Purchaser without registration of any of the Capital Securities, the Debentures or the Guarantee under the Securities Act of 1933, as amended (the "Securities Act"), or any other applicable securities laws in reliance upon exemptions from the registration requirements of the Securities Act and other applicable securities laws. The Offerors agree that this Agreement shall be incorporated by reference into the Subscription Agreement and the Purchaser shall be entitled to each of the benefits of the Placement Agents and the Purchaser under this Agreement and shall be entitled to enforce obligations of the Offerors under this Agreement as fully as if the Purchaser were a party to this Agreement. The Offerors and the Placement Agents have entered into this Agreement to set forth their understanding as to their relationship and their respective rights, duties and obligations.

         1.4 Legends. Upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Securities Act, the Capital Securities and Debentures certificates shall each contain a legend as required pursuant to any of the Operative Documents.

Section 2.        Purchase of Capital Securities.

         2.1 Exclusive Rights; Purchase Price. From the date hereof until the Closing Date (which date may be extended by mutual agreement of the Offerors and the Placement Agents), the Offerors hereby grant to the Placement Agents the exclusive right to arrange for the sale of the Capital Securities to the Purchaser at a purchase price of $1,000.00 per Capital Security.

         2.2 Subscription Agreement. The Offerors hereby agree to evidence their acceptance of the subscription by countersigning a copy of the Subscription Agreement and returning the same to the Placement Agents.

         2.3 Closing and Delivery of Payment.

         2.3.1 Closing; Closing Date. The sale and purchase of the Capital Securities by the Offerors to the Purchaser shall take place at a closing (the "Closing") at the offices of LeBoeuf, Lamb, Greene & MacRae, L.L.P., at 10:00 a.m. (New York City time) on October 29, 2003, or such other business day as may be agreed upon by the Offerors and the Placement Agents (the "Closing Date"); provided, however, that in no event shall the Closing Date occur later than November 5, 2003 unless consented to by the Purchaser. Payment by the Purchaser shall be payable in the manner set forth in the Subscription Agreement and shall be made prior to or on the Closing Date.

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         2.3.2 Delivery. The certificate for the Capital Securities shall be in definitive form, registered in the name of the Purchaser and in the aggregate amount of the Capital Securities purchased by the Purchaser.

         2.3.3 Transfer Agent. The Offerors shall deposit the certificate representing the Capital Securities with, or as instructed by, the Institutional Trustee on the Closing Date.

         2.4 Placement Agents' Fees and Expenses.

         2.4.1 Placement Agents' Compensation. Because the proceeds from the sale of the Capital Securities shall be used to purchase the Debentures from the Company, the Company shall pay an aggregate of $30.00 for each $1,000.00 of principal amount of Debentures sold to the Trust (excluding the Debentures related to the Common Securities purchased by the Company). Of this amount, $15.00 for each $1,000.00 of principal amount of Debentures shall be payable to FTN Financial Capital Markets and $15.00 for each $1,000.00 of principal amount of Debentures shall be payable to Keefe, Bruyette & Woods, Inc. Such amount shall be delivered to the Institutional Trustee or such other person designated by the Placement Agents on the Closing Date and shall be allocated between and paid to the respective Placement Agents as directed by the Placement Agents.

         2.4.2 Costs and Expenses. Whether or not this Agreement is terminated or the sale of the Capital Securities is consummated, the Company hereby covenants and agrees that it shall pay or cause to be paid (directly or by reimbursement) all reasonable costs and expenses incident to the performance of the obligations of the Offerors under this Agreement, including all fees, expenses and disbursements of counsel and accountants for the Offerors; the reasonable costs and charges of any trustee, transfer agent or registrar and the reasonable fees and disbursements of counsel to any trustee, transfer agent or registrar in each case only to the extent reasonably attributable to the Debentures and the Capital Securities; all reasonable expenses incurred by the Offerors incident to the preparation, execution and delivery of the Trust Agreement, the Indenture, and the Guarantee; and all other reasonable costs and expenses incident to the performance of the obligations of the Company hereunder and under the Trust Agreement.

         2.5 Failure to Close. If any of the conditions to the Closing specified in this Agreement shall not have been fulfilled to the satisfaction of the Placement Agents or if the Closing shall not have occurred on or before 10:00 a.m. (New York City time) on November 5, 2003 or such later Closing Date consented to by the Purchaser pursuant to Section 2.3.1, then each party hereto, notwithstanding anything to the contrary in this Agreement, shall be relieved of all further obligations under this Agreement without thereby waiving any rights it may have by reason of such nonfulfillment or failure; provided, however, that the obligations of the parties under Sections 2.4.2, 7.5 and 9 shall not be so relieved and shall continue in full force and effect.

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Section 3. Closing Conditions. The obligations of the Purchaser and the
Placement Agents on the Closing Date shall be subject to the accuracy, at and as of the Closing Date, of the representations and warranties of the Offerors contained in this Agreement, to the accuracy, at and as of the Closing Date, of the statements of the Offerors made in any certificates pursuant to this Agreement, to the performance by the Offerors of their respective obligations under this Agreement, to compliance, at and as of the Closing Date, by the Offerors with their respective agreements herein contained, and to the following further conditions:

         3.1 Opinions of Counsel. On the Closing Date, the Placement Agents shall have received the following favorable opinions, each dated as of the Closing Date: (a) from Morgan, Lewis & Bockius LLP, special United States counsel for the Offerors and addressed to the Purchaser and the Placement Agents in substantially the form set forth on Exhibit B-1-A attached hereto and incorporated herein by this reference, (b) from Conyers, Dill and Pearman, special Bermuda counsel for the Offerors and addressed to the Purchaser and the Placement Agents in substantially the form set forth on Exhibit B-1-B attached hereto and incorporated herein by this reference, (c) from Chancery Chambers, special Barbados counsel to the Offerors and addressed to the Purchaser and the Placement Agents in substantially the form set forth on Exhibit B-1-C attached hereto and incorporated herein by this reference, (d) from in-house legal counsel to the Company and addressed to the Purchaser and the Placement Agents in substantially the form set forth on Exhibit B-1-D attached hereto and incorporated herein by this reference, (e) from Shipman & Goodwin LLP, special Connecticut counsel to the Offerors and addressed to the Purchaser, the Placement Agents and the Offerors, in substantially the form set forth on Exhibit B-2 attached hereto and incorporated herein by this reference, and (f) from LeBoeuf, Lamb, Greene & MacRae, L.L.P., special tax counsel to the Offerors, and addressed to the Placement Agents and the Offerors, in substantially the form set forth on Exhibit B-3 attached hereto and incorporated herein by this reference, subject to the receipt by LeBoeuf, Lamb, Greene & MacRae, L.L.P. of a representation letter from the Company in the form set forth in Exhibit B-3 completed in a manner reasonably satisfactory to LeBoeuf, Lamb, Greene & MacRae, L.L.P. (collectively, the "Offerors' Counsel Opinions"). In rendering the Offerors' Counsel Opinions, counsel to the Offerors may rely as to factual matters upon certificates or other documents furnished by officers, directors and trustees of the Offerors (copies of which shall be delivered to the Placement Agents and the Purchaser) and by government officials, and upon such other documents as counsel to the Offerors may, in their reasonable opinion, deem appropriate as a basis for the Offerors' Counsel Opinions. Counsel to the Offerors may specify the jurisdictions in which they are admitted to practice and that they are not admitted to practice in any other jurisdiction and are not experts in the law of any other jurisdiction. If the Offerors' counsel is not admitted to practice in the State of New York, the opinion of Offerors' counsel may assume, for purposes of the opinion, that the laws of the State of New York are substantively identical, in all respects material to the opinion, to the internal laws of the state in which such counsel is admitted to practice. Such Offerors' Counsel Opinions shall not state that they are to be governed or qualified by, or that they are otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

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         3.2 Officer's Certificate. At the Closing Date, the Purchaser and the
Placement Agents shall have received certificates from the Chief Executive Officer of the Company, dated as of the Closing Date, stating that (a) the representations and warranties of the Offerors set forth in Section 5 hereof are true and correct as of the Closing Date and that the Offerors have complied with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to the Closing Date, (b) since the date of this Agreement the Offerors have not incurred any liability or obligation, direct or contingent, or entered into any material transactions, other than in the ordinary course of business, which is material to the Offerors, and (c) covering such other matters as the Placement Agents may reasonably request.

         3.3 Administrator's Certificate. At the Closing Date, the Purchaser and the Placement Agents shall have received a certificate of one or more Administrators of the Trust, dated as of the Closing Date, stating that the representations and warranties of the Trust set forth in Section 5 are true and correct as of the Closing Date and that the Trust has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date.

         3.4 Purchase Permitted by Applicable Laws; Legal Investment. The purchase of and payment for the Capital Securities as described in this Agreement and pursuant to the Subscription Agreement shall (a) not be prohibited by any applicable law or governmental regulation, (b) not subject the Purchaser or the Placement Agents to any penalty or, in the reasonable judgment of the Purchaser and the Placement Agents, other onerous conditions under or pursuant to any applicable law or governmental regulation, and (c) be permitted by the laws and regulations of the jurisdictions to which the Purchaser and the Placement Agents are subject.

         3.5 Consents and Permits. The Company and the Trust shall have received all consents, permits and other authorizations, and made all such filings and declarations, as may be required from any person or entity pursuant to any law, statute, regulation or rule (federal, state, local and foreign), or pursuant to any agreement, order or decree to which the Company or the Trust is a party or to which either is subject, in connection with the transactions contemplated by this Agreement.

         3.6 Sale of Purchaser Securities. The Purchaser shall have sold securities issued by the Purchaser in an amount such that the net proceeds of such sale shall be (i) available on the Closing Date and (ii) in an amount sufficient to purchase the Capital Securities and all other capital or similar securities contemplated in agreements similar to this Agreement and the Subscription Agreement.

         3.7 Information. Prior to or on the Closing Date, the Offerors shall have furnished to the Placement Agents such further information, certificates, opinions and documents addressed to the Purchaser and the Placement Agents, which the Placement Agents may reasonably request, including, without limitation, a complete set of the Operative Documents or any other documents or certificates required by this Section 3; and all proceedings taken by the Offerors in connection with the issuance, offer and sale of the Capital Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Placement Agents.

         If any condition specified in this Section 3 shall not have been fulfilled when and as required in this Agreement, or if any of the opinions or certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Placement Agents, this Agreement may be terminated by the Placement Agents by notice to the Offerors at any time at or prior to the Closing Date. Notice of such termination shall be given to the Offerors in writing or by telephone or facsimile confirmed in writing.

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Section 4. Conditions to the Offerors' Obligations. The obligations of the Offerors to sell the Capital Securities to the Purchaser and consummate the transactions contemplated by this Agreement shall be subject to the accuracy, at and as of the Closing Date, of the representations and warranties of the Placement Agents contained in this Agreement and to the following further conditions:

         4.1 Executed Agreement. The Offerors shall have received from the Placement Agents an executed copy of this Agreement.

         4.2 Fulfillment of Other Obligations. The Placement Agents shall have fulfilled all of their other obligations and duties required to be fulfilled under this Agreement prior to or at the Closing.

Section 5. Representations and Warranties of the Offerors. Except as set forth on the Disclosure Schedule (as defined in Section 11.1) attached hereto, if any, the Offerors jointly and severally represent and warrant to the Placement Agents and the Purchaser as of the date hereof and as of the Closing Date as follows:

         5.1 Securities Law Matters; Authorizations.

         (a) Neither the Company nor the Trust, nor any of their "Affiliates" (as defined in Rule 501(b) of Regulation D under the Securities Act ("Regulation D")), nor any person acting on any of their behalf (other than the Placement Agents) has, directly or indirectly, made offers or sales of any security, or solicited offers to buy any security, under circumstances that would require the registration under the Securities Act of any of the Capital Securities, the Guarantee or the Debentures (collectively, the "Securities") or any other securities to be issued, or which may be issued, by the Purchaser.

         (b) Neither the Company nor the Trust, nor any of their Affiliates, nor any person acting on its or their behalf (other than the Placement Agents) has
(i) offered for sale or solicited offers to purchase the Securities, (ii) engaged or will engage, in any "directed selling efforts" within the meaning of Regulation S under the Securities Act ("Regulation S") with respect to the Securities, or (iii) engaged in any form of offering, general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of any of the Securities.

         (c) The Securities satisfy the eligibility requirements of Rule 144A(d)(3) under the Securities Act.

         (d) Neither the Company nor the Trust is or, after giving effect to the offering and sale of the Capital Securities and the consummation of the transactions described in this Agreement, will be an "investment company" or an entity "controlled" by an "investment company," in each case within the meaning of Section 3(a) of the Investment Company Act of 1940, as amended (the "Investment Company Act"), without regard to Section 3(c) of the Investment Company Act.

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         (e) Neither the Company nor the Trust has paid or agreed to pay to any person or entity (other than the Placement Agents) any compensation for soliciting another to purchase any of the Securities.

         (f) No authorization, approval, consent, order, registration or qualification of or with any court or governmental authority or agency (including, without limitation, any insurance regulatory agency or body and the Bermuda Monetary Authority) is required in connection with the offering and sale of the Securities or the Guarantee hereunder, or the consummation by the Company or the Trust of any other transaction contemplated hereby, except such as have been obtained and made under the federal securities laws or state insurance laws and such as may be required under state or foreign securities or Blue Sky laws.

         5.2 Organization, Standing and Qualification of the Trust. The Trust has been duly created and is validly existing in good standing as a statutory trust under the Connecticut Statutory Trust Act (the "Statutory Trust Act") with the power and authority to own property and to conduct the business it transacts and proposes to transact and to enter into and perform its obligations under the Operative Documents. The Trust is duly qualified to transact business as a foreign entity and is in good standing in each jurisdiction in which such qualification is necessary, except where the failure to so qualify or be in good standing would not have a material adverse effect on the Trust. The Trust is not a party to or otherwise bound by any agreement other than the Operative Documents. The Trust is and will, under current law, be classified for federal income tax purposes as a grantor trust and not as an association taxable as a corporation.

         5.3 Trust Agreement. The Trust Agreement has been duly authorized by the Company and, on the Closing Date, will have been duly executed and delivered by the Company and the administrators of the Trust, and, assuming due authorization, execution and delivery by the Institutional Trustee, will be a valid and binding obligation of the Company and such Administrators, enforceable against them in accordance with its terms, subject to (a) applicable bankruptcy, insolvency, moratorium, receivership, reorganization, liquidation and other laws relating to or affecting creditors' rights generally, and (b) general principles of equity (regardless of whether considered and applied in a proceeding in equity or at law) ("Bankruptcy and Equity"). Each of the Administrators of the Trust is an employee or a director of the Company or of a subsidiary of the Company and has been duly authorized by the Company to execute and deliver the Trust Agreement.

         5.4 Guarantee Agreement and the Indenture. Each of the Guarantee and the Indenture has been duly authorized by the Company and, on the Closing Date will have been duly executed and delivered by the Company, and, assuming due authorization, execution and delivery by the Guarantee Trustee, in the case of the Guarantee, and by the Indenture Trustee, in the case of the Indenture, will be a valid and binding obligation of the Company enforceable against it in accordance with its terms, subject to Bankruptcy and Equity.

         5.5 Capital Securities and Common Securities. The Capital Securities and the Common Securities have been duly authorized by the Trust Agreement and, when issued and delivered against payment therefor on the Closing Date to the Purchaser, in the case of the Capital Securities, and to the Company, in the case of the Common Securities, will be validly issued and represent undivided beneficial interests in the assets of the Trust. None of the Capital Securities or the Common Securities is subject to preemptive or other similar rights. On the Closing Date, all of the issued and outstanding Common Securities will be directly owned by the Company free and clear of any pledge, security interest, claim, lien or other encumbrance.

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         5.6 Debentures. The Debentures have been duly authorized by the Company and, at the Closing Date, will have been duly executed and delivered to the Indenture Trustee for authentication in accordance with the Indenture, and, when authenticated in the manner provided for in the Indenture and delivered against payment therefor by the Trust, will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture enforceable against the Company in accordance with their terms, subject to Bankruptcy and Equity.

         5.7 Power and Authority. This Agreement has been duly authorized, executed and delivered by the Company and the Trust and constitutes the valid and binding obligation of the Company and the Trust, enforceable against the Company and the Trust in accordance with its terms, subject to Bankruptcy and Equity.

         5.8 No Defaults. The Trust is not in violation of the Trust Agreement or, to the knowledge of the Administrators, any provision of the Statutory Trust Act. The execution, delivery and performance by the Company or the Trust of this Agreement or the Operative Documents to which it is a party, and the consummation of the transactions contemplated herein or therein and the use of the proceeds therefrom, will not conflict with or constitute a breach of, or a default under, or result in the creation or imposition of any lien, charge or other encumbrance upon any property or assets of the Trust, the Company or any of the Company's Significant Subsidiaries (as defined in Section 5.10 hereof) pursuant to any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Trust, the Company or any of its Significant Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of any of them is subject, except for a conflict, breach, default, lien, charge or encumbrance which could not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect nor will such action result in any violation of the Trust Agreement or the Statutory Trust Act or require the consent, approval, authorization or order of any court or governmental agency or body, except for those consents, approvals, authorizations and orders that have been obtained or made. As used herein, the term "Material Adverse Effect" means any one or more effects that individually or in the aggregate are material and adverse to the Offerors' ability to consummate the transactions contemplated herein or in the Operative Documents or any one or more effects that individually or in the aggregate are material and adverse to the condition (financial or otherwise), earnings, affairs, business prospects or results of operations of the Company and its Significant Subsidiaries taken as whole, whether or not occurring in the ordinary course of business.

         5.9 Organization, Standing and Qualification of the Company. The Company has been duly incorporated and is validly existing as a company in good standing under the laws of Bermuda, with all requisite corporate power and authority to own its properties and conduct the business it transacts and proposes to transact, and is duly qualified to transact business and is in good standing as a foreign corporation in each jurisdiction where the nature of its activities requires such qualification, except where the failure of the Company to be so qualified would not, singly or in the aggregate, have a Material Adverse Effect.

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         5.10 Subsidiaries of the Company. Each of the Company's significant subsidiaries (as defined in Section 1-02(w) of Regulation S-X to the Securities Act (the "Significant Subsidiaries")) is listed in Exhibit C attached hereto and incorporated herein by this reference. Each Significant Subsidiary has been duly organized and is validly existing and in good standing under the laws of the jurisdiction in which it is chartered or organized, with all requisite power and authority to own its properties and conduct the business it transacts and proposes to transact, and is duly qualified to transact business and is in good standing as a foreign entity in each jurisdiction where the nature of its activities requires such qualification, except where the failure of any such Significant Subsidiaries to be so qualified would not, singly or in the aggregate, have a Material Adverse Effect. All of the issued and outstanding shares of capital stock of the Significant Subsidiaries (a) have been duly authorized and are validly issued, (b) are fully paid and nonassessable, and (c) are wholly owned, directly or indirectly, by the Company free and clear of any security interest, mortgage, pledge, lien, encumbrance, restriction upon voting or transfer, preemptive rights, claim, equity or other defect.

         5.11 Permits. The Company and each of its Significant Subsidiaries have all requisite power and authority, and all necessary authorizations, approvals, orders, licenses (including, without limitation, but only to the extent required by applicable state laws, insurance licenses from the insurance departments of the various jurisdictions where the Significant Subsidiaries write insurance business (the "Insurance Licenses")), certificates and permits, including those that are necessary to own or lease their respective properties (collectively, "Permits"), of and from regulatory or governmental officials, bodies and tribunals that are material to the Company and its Significant Subsidiaries taken as a whole and are necessary to conduct the business now operated by them; the Company and its Significant Subsidiaries are in compliance with the terms and conditions of all such Insurance Licenses and Permits, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect; all of the Insurance Licenses and Permits are valid and in full force and effect, except where the invalidity of such Insurance Licenses and Permits or the failure of such Insurance Licenses and Permits to be in full force and effect would not result in a Material Adverse Effect; and neither the Company nor any of its Significant Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Insurance Licenses and Permits which, singly or in the aggregate, may reasonably be expected to result in a Material Adverse Effect.

         5.12 Conflicts, Authorizations and Approvals. Neither the Company nor any of its Significant Subsidiaries is in violation of its respective articles or certificate of incorporation, charter or by-laws or similar organizational documents or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which either the Company or any of its Significant Subsidiaries is a party, or by which it or any of them may be bound or to which any of the property or assets of the Company or any of its Significant Subsidiaries is subject, the effect of which violation or default in performance or observance would have, singly or in the aggregate, a Material Adverse Effect.

         5.13 Financial Statements.

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         (a) The consolidated balance sheets of the Company and all of its
Significant Subsidiaries as of December 31, 2001 and December 31, 2002, and related consolidated income statements and statements of changes in shareholders' equity for the 3 years ended December 31, 2002 together with the notes thereto, and the consolidated balance sheets of the Company and all of its Significant Subsidiaries as of June 30, 2002 and the related consolidated income statements and statements of changes in shareholders' equity for the 6 months then ended, (the "Financial Statements"), copies of each of which have been provided to the Placement Agents, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be disclosed therein) and fairly present in all material respects the financial position and the results of operations and changes in shareholders' equity of the Company and all of its Significant Subsidiaries as of December 31, 2002 and for the periods indicated (subject, in the case of interim financial statements, to normal year-end adjustments, none of which shall be material). The books and records of the Company and all of its Significant Subsidiaries have been, and are being, maintained in all material respects in accordance with generally accepted accounting principles and any other applicable legal and accounting requirements and reflect only actual transactions.

         (b) The statutory financial statements as of December 31, 2001 and December 31, 2002 (the "Statutory Financial Statements") of each of the Company's U.S. insurance company subsidiaries have for each relevant period been prepared in accordance with accounting practices prescribed or permitted by the National Association of Insurance Commissioners, and with respect to each insurance subsidiary, the appropriate Insurance Department of the state of domicile of such insurance subsidiary, and such accounting practices have been applied on a consistent basis throughout the periods involved.

         (c) Since December 31, 2002, there has been no material adverse change or development with respect to the financial condition or earnings of the Company and all of its Significant Subsidiaries, taken as a whole.

         (d) The accountants of the Company who certified the Financial Statements are independent public accountants of the Company and its Significant Subsidiaries within the meaning of the Securities Act and the rules and regulations thereunder.

         5.14 Regulatory Enforcement Matters. Neither the Company nor any of its Significant Subsidiaries is subject or is party to, or has received any notice or advice that any of them may become subject or party to, any investigation with respect to, any cease-and-desist order, agreement, consent agreement, memorandum of understanding or other regulatory enforcement action, proceeding or order with or by, or is a party to any commitment letter or similar undertaking to, or is subject to any directive by, or has been since January 1, 2001, a recipient of any supervisory letter from, or since January 1, 2001, has adopted any board resolutions at the request of, any agency charged with the supervision or regulation of insurance companies (a "Regulatory Agency") that currently restricts in any material respect the conduct of their business or that in any material manner relates to their capital adequacy, their ability or authority to pay dividends or make distributions to their shareholders or make payments of principal or interest on their debt obligations, their management or their business (each, a "Regulatory Agreement"), nor has the Company or any of its Significant Subsidiaries been advised since January 1, 2001, by any Regulatory Agency that it is considering issuing or requesting any such Regulatory Agreement. There is no material unresolved violation, criticism or exception by any Regulatory Agency with respect to any report or statement relating to any examinations of the Company or any of its Significant Subsidiaries.

         5.15 No Material Change. Since December 31, 2002, there has been no material adverse change or development with respect to the condition (financial or otherwise), earnings, affairs, business prospects or results of operations of the Company or its Significant Subsidiaries on a consolidated basis, whether or not arising in the ordinary course of business.

         5.16 No Undisclosed Liabilities. Neither the Company nor any of its Significant Subsidiaries has any material liability, whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due, including any liability for taxes (and there is no past or present fact, situation, circumstance, condition or other basis for any present or future action, suit, proceeding, hearing, charge, complaint, claim or demand against the Company or its Significant Subsidiaries giving rise to any such liability), except (i) for liabilities set forth in the Financial Statements, Statutory Financial Statements and any reports filed under the Exchange Act (as defined below), respectively, (ii) normal fluctuation in the amount of the liabilities referred to in clause (i) above occurring in the ordinary course of business of the Company and all of its Significant Subsidiaries since the date of the most recent balance sheet included in the Financial Statements and Statutory Financial Statements, respectively, and (iii) as may be specifically disclosed in writing to the Placement Agents.

         5.17 Litigation. No charge, investigation, action, suit or proceeding (including, without limitation, any proceeding to revoke or deny renewal of any Insurance Licenses) is pending or, to the knowledge of the Offerors, threatened, against or affecting the Company or its Significant Subsidiaries or any of their respective properties before or by (i) any court wherein an unfavorable decision, ruling or finding could reasonably be expected to have, singly or in the aggregate, a Material Adverse Effect, or (ii) any regulatory, administrative or governmental official, commission, board, agency or other authority or body, or any arbitrator, wherein an unfavorable decision, ruling or finding could reasonably be expected to have, singly or in the aggregate, a Material Adverse Effect.

         5.18 Deferral of Interest Payments on Debentures. The Company has no present intention to exercise its option to defer payments of interest on the Debentures as provided in the Indenture. The Company believes that the likelihood that it would exercise its right to defer payments of interest on the Debentures as provided in the Indenture at any time during which the Debentures are outstanding is remote because, among other things, of the restrictions that would be imposed on the Company's ability to declare or pay dividends or distributions on, or to redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company's share capital and on the Company's ability to make any payments of principal, interest or premium on, or repay, repurchase or redeem, any of its debt securities that rank pari passu in all respects with, or junior in interest to, the Debentures.

         5.19 Consent to Jurisdiction and Venue. The Company has validly and irrevocably submitted to the nonexclusive jurisdiction of any New York Court (as defined below) with respect to suits, actions or proceedings arising out of or in connection with violations of United States federal securities laws relating to offers and sales of the Capital Securities, has validly and irrevocably waived, to the fullest extent permitted by law, any objections that it may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in any New York Court based on or arising under this Agreement or any claims that any such suit, action or proceeding brought in any New York Court has been brought in an inconvenient forum, and has duly and irrevocably appointed CT Corporation System in New York, New York as its agent to receive service of process with respect to actions arising out of or in connection with any such suit, action or proceeding; and service of process effected in the manner set forth in Section 11 of this Agreement will be effective under the laws of Bermuda to confer personal jurisdiction over the Company.

Section 6. Representations and Warranties of the Placement Agents. Each Placement Agent represents and warrants to the Offerors as to itself (but not as to the other Placement Agent) as follows:

         6.1 Organization, Standing and Qualification.

         (a) FTN Financial Capital Markets is a division of First Tennessee Bank, N.A., a national banking association duly organized, validly existing and in good standing under the laws of the United States, with full power and authority to own, lease and operate its properties and conduct its business as currently being conducted. FTN Financial Capital Markets is duly qualified to transact business as a foreign corporation and is in good standing in each other jurisdiction in which it owns or leases property or conducts its business so as to require such qualification and in which the failure to so qualify would, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), earnings, business, prospects or results of operations of FTN Financial Capital Markets.

         (b) Keefe, Bruyette & Woods, Inc. is a corporation duly organized, validly existing and in good standing under the laws of the State of New York, with full power and authority to own, lease and operate its properties and conduct its business as currently being conducted. Keefe, Bruyette & Woods, Inc. is duly qualified to transact business as a foreign corporation and is in good standing in each other jurisdiction in which it owns or leases property or conducts its business so as to require such qualification and in which the failure to so qualify would, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), earnings, business, prospects or results of operations of Keefe, Bruyette & Woods, Inc.

         6.2 Power and Authority. Each Placement Agent has all requisite power and authority to enter into this Agreement, and this Agreement has been duly and validly authorized, executed and delivered by each Placement Agent and constitutes the legal, valid and binding agreement of each Placement Agent, enforceable against each Placement Agent in accordance with its terms, subject to Bankruptcy and Equity and except as any indemnification or contribution provisions thereof may be limited under applicable securities laws.

         6.3 General Solicitation. In the case of the offer and sale of the Capital Securities, no form of general solicitation or general advertising was used by either Placement Agent or their representatives including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. Neither Placement Agent nor their representatives have engaged or will engage in any "directed selling efforts" within the meaning of Regulation S with respect to the Capital Securities.

         6.4 Purchaser. Each Placement Agent has made such reasonable inquiry as is necessary to determine that the Purchaser is acquiring the Capital Securities for its own account, that the Purchaser does not intend to distribute the Capital Securities in contravention of the Securities Act or any other applicable securities laws, and that the Purchaser is not a "U.S. person" as that term is defined under Rule 902 of the Securities Act.

         6.5 Qualified Purchasers. Each Placement Agent has not offered or sold and will not arrange for the offer or sale of the Capital Securities except (i) in an offshore transaction complying with Rule 903 of Regulation S, or (ii) to those such Placement Agent reasonably believes are "accredited investors" (as defined in Rule 501 of Regulation D), or (iii) in any other manner that does not require registration of the Capital Securities under the Securities Act. In connection with each such sale, each Placement Agent has taken or will take reasonable steps to ensure that the Purchaser is aware that (a) such sale is being made in reliance on an exemption under the Securities Act, and (b) future transfers of the Capital Securities will not be made except in compliance with applicable securities laws.

         6.6. Offering Circulars. Neither Placement Agent nor their representatives will include any non-public information about the Company, the Trust or any of their affiliates in any registration statement, prospectus, offering circular or private placement memorandum used in connection with any purchase of Capital Securities, any issuance of securities by the Purchaser or otherwise without the prior written consent of the Trust and the Company.

Section 7. Covenants of the Offerors. The Offerors covenant and agree with the Placement Agents and the Purchaser as follows:

         7.1 Compliance with Representations and Warranties. During the period from the date of this Agreement to the Closing Date, the Offerors shall use their best efforts and take all action necessary or appropriate to cause their representations and warranties contained in Section 5 hereof to be true as of the Closing Date, after giving effect to the transactions contemplated by this Agreement, as if made on and as of the Closing Date.

         7.2 Sale and Registration of Securities. The Offerors and their Affiliates shall not nor shall any of them permit any person acting on their behalf (other than the Placement Agents), to directly or indirectly (a) sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) that would or could be integrated with the sale of the Capital Securities in a manner that would require the registration under the Securities Act of the Securities, or (b) make offers or sales of any such Security, or solicit offers to buy any such security, under circumstances that would require the registration of any of such securities under the Securities Act.

         7.3 Use of Proceeds. The Trust shall use the proceeds from the sale of the Capital Securities to purchase the Debentures from the Company.

         7.4 Investment Company. The Offerors shall not engage, or permit any subsidiary to engage, in any activity which would cause it or any subsidiary to be an "investment company" under the provisions of the Investment Company Act.

         7.5 Reimbursement of Expenses. If the sale of the Capital Securities provided for herein is not consummated (a) because any condition set forth in
Section 3 hereof is not satisfied, or (b) because of any refusal, inability or failure on the part of the Company or the Trust to perform any agreement herein or comply with any provision hereof other than by reason of a breach by the Placement Agents, the Company shall reimburse the Placement Agents upon demand for all of their pro rata share of out-of-pocket expenses (including reasonable fees and disbursements of counsel) in an amount not to exceed $50,000.00 that shall have been incurred by them in connection with the proposed purchase and sale of the Capital Securities. Notwithstanding the foregoing, the Company shall have no obligation to reimburse the Placement Agents for their out-of-pocket expenses if the sale of the Capital Securities fails to occur because the condition set forth in Section 3.6 is not satisfied or because either of the Placement Agents fails to fulfill a condition set forth in Section 4.

         7.6 Directed Selling Efforts, Solicitation and Advertising. In connection with any offer or sale of any of the Securities, the Offerors shall not, nor shall either of them permit any of their Affiliates or any person acting on their behalf, other than the Placement Agents, to, (a) engage in any "directed selling efforts" within the meaning of Regulation S, or (b) engage in any form of general solicitation or general advertising (as defined in Regulation D).

         7.7 Compliance with Rule 144A(d)(4) under the Securities Act. So long as any of the Securities are outstanding and are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, the Offerors will, during any period in which they are not subject to and in compliance with
Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or the Offerors are not exempt from such reporting requirements pursuant to and in compliance with Rule 12g3-2(b) under the Exchange Act, provide to each holder of such restricted securities and to each prospective purchaser (as designated by such holder) of such restricted securities, upon the request of such holder or prospective purchaser in connection with any proposed transfer, any information required to be provided by Rule 144A(d)(4) under the Securities Act, if applicable. This covenant is intended to be for the benefit of the holders, and the prospective purchasers designated by such holders, from time to time of such restricted securities. The information provided by the Offerors pursuant to this Section 7.7 will not, at the date thereof, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         7.8 Quarterly Reports. Within 50 days of the end of each of the first three calendar year quarters and within 75 days of the end of each calendar year during which the Debentures are issued and outstanding, the Offerors shall submit to The Bank of New York a completed quarterly report in the form attached hereto as Exhibit D. The Offerors acknowledge and agree that The Bank of New York and its successors and assigns is a third party beneficiary of this Section 7.8.

Section 8. Covenants of the Placement Agents. The Placement Agents covenant and agree with the Offerors that, during the period from the date of this Agreement to the Closing Date, the Placement Agents shall use their best efforts and take all action necessary or appropriate to cause their representations and warranties contained in Section 6 to be true as of Closing Date, after giving effect to the transactions contemplated by this Agreement, as if made on and as of the Closing Date. The Placement Agents further covenant and agree not to engage in hedging transactions with respect to the Capital Securities unless such transactions are conducted in compliance with the Securities Act.

         Section 9. Indemnification.

         9.1 Indemnification Obligation. The Offerors shall jointly and severally indemnify and hold harmless the Placement Agents and the Purchaser and each of their respective agents, employees, officers and directors and each person that controls either of the Placement Agents or the Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and agents, employees, officers and directors or any such controlling person of either of the Placement Agents or the Purchaser (each such person or entity, an "Indemnified Party") from and against any and all losses, claims, damages, judgments, liabilities or expenses, joint or several, to which such Indemnified Party may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Offerors), insofar as such losses, claims, damages, judgments, liabilities or expenses (or actions in respect thereof) arise out of, or are based upon, or relate to, in whole or in part, (a) any untrue statement or alleged untrue statement of a material fact contained in any information (whether written or oral) or documents executed in favor of, furnished or made available to the Placement Agents or the Purchaser by the Offerors, or (b) any omission or alleged omission to state in any information (whether written or oral) or documents executed in favor of, furnished or made available to the Placement Agents or the Purchaser by the Offerors a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each Indemnified Party for any legal and other expenses as such expenses are reasonably incurred by such Indemnified Party in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, judgment, liability, expense or action described in this Section 9.1. In addition to their other obligations under this Section 9, the Offerors hereby agree that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of, or based upon, or related to the matters described above in this Section 9.1, they shall reimburse each Indemnified Party on a quarterly basis for all reasonable legal or other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, each Indemnified Party shall promptly return such amounts to the Offerors together with interest, determined on the basis of the prime rate (or other commercial lending rate for borrowers of the highest credit standing) announced from time to time by First Tennessee Bank, N.A. (the "Prime Rate"). Any such interim reimbursement payments that are not made to an Indemnified Party within 30 days of a request for reimbursement shall bear interest at the Prime Rate from the date of such request.

         9.2 Conduct of Indemnification Proceedings. Promptly after receipt by an Indemnified Party under this Section 9 of notice of the commencement of any action, such Indemnified Party shall, if a claim in respect thereof is to be made against the Offerors under this Section 9, notify the Offerors in writing of the commencement thereof; but, subject to Section 9.4, the omission to so notify the Offerors shall not relieve them from any liability pursuant to
Section 9.1 which the Offerors may have to any Indemnified Party unless and to the extent that the Offerors did not otherwise learn of such action and such failure by the Indemnified Party results in the forfeiture by the Offerors of substantial rights and defenses. In case any such action is brought against any Indemnified Party and such Indemnified Party seeks or intends to seek indemnity from the Offerors, the Offerors shall be entitled to participate in, and, to the extent that they may wish, to assume the defense thereof with counsel reasonably satisfactory to such Indemnified Party; provided, however, if the defendants in any such action include both the Indemnified Party and the Offerors and the Indemnified Party shall have reasonably concluded that there may be a conflict between the positions of the Offerors and the Indemnified Party in conducting the defense of any such action or that there may be legal defenses available to it and/or other Indemnified Parties which are different from or additional to those available to the Offerors, the Indemnified Party shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such Indemnified Party. Upon receipt of notice from the Offerors to such Indemnified Party of their election to so assume the defense of such action and approval by the Indemnified Party of counsel, the Offerors shall not be liable to such Indemnified Party under this Section 9 for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof unless (a) the Indemnified Party shall have employed such counsel in connection with the assumption of legal defenses in accordance with the proviso in the preceding sentence (it being understood, however, that the Offerors shall not be liable for the expenses of more than one separate counsel representing the Indemnified Parties who are parties to such action), or (b) the Offerors shall not have employed counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel of such Indemnified Party shall be at the expense of the Offerors.

         9.3 Contribution. If the indemnification provided for in this Section 9 is required by its terms, but is for any reason held to be unavailable to or otherwise insufficient to hold harmless an Indemnified Party under Section 9.1 in respect of any losses, claims, damages, judgments, liabilities or expenses referred to herein or therein, then the Offerors shall contribute to the amount paid or payable by such Indemnified Party as a result of any losses, claims, damages, judgments, liabilities or expenses referred to herein (a) in such proportion as is appropriate to reflect the relative benefits received by the Offerors, on the one hand, and the Indemnified Party, on the other hand, from the offering of such Capital Securities, or (b) if the allocation provided by clause (a) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (a) above but also the relative fault of the Offerors, on the one hand, and the Placement Agents, on the other hand, in connection with the statements or omissions or inaccuracies in the representations and warranties herein or other breaches which resulted in such losses, claims, damages, judgments, liabilities or expenses, as well as any other relevant equitable considerations. The respective relative benefits received by the Offerors, on the one hand, and the Placement Agents, on the other hand, shall be deemed to be in the same proportion, in the case of the Offerors, as the total price paid to the Offerors for the Capital Securities sold by the Offerors to the Purchaser (net of the compensation paid to the Placement Agents hereunder, but before deducting expenses), and in the case of the Placement Agents, as the compensation received by them, bears to the total of such amounts paid to the Offerors and received by the Placement Agents as compensation. The relative fault of the Offerors and the Placement Agents shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or the omission or alleged omission of a material fact or the inaccurate or the alleged inaccurate representation and/or warranty relates to information supplied by the Offerors or the Placement Agents and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The provisions set forth in Section 9.2 with respect to notice of commencement of any action shall apply if a claim for contribution is made under this Section 9.3; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 9.2 for purposes of indemnification. The Offerors and the Placement Agents agree that it would not be just and equitable if contribution pursuant to this Section 9.3 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in this Section 9.3. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages, judgments, liabilities or expenses referred to in this Section 9.3 shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. In no event shall the liability of the Placement Agents hereunder be greater in amount than the dollar amount of the compensation (net of payment of all expenses) received by the Placement Agents upon the sale of the Capital Securities giving rise to such obligation. No person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not found guilty of such fraudulent misrepresentation.

         9.4 Additional Remedies. The indemnity and contribution agreements contained in this Section 9 are in addition to any liability that the Offerors may otherwise have to any Indemnified Party.

         9.5 Additional Indemnification. The Company shall indemnify and hold harmless the Trust against all loss, liability, claim, damage and expense whatsoever, as due from the Trust under Sections 9.1 through 9.4 hereof.

Section 10. Rights and Responsibilities of Placement Agents.

         10.1 Reliance. In performing their duties under this Agreement, the Placement Agents shall be entitled to rely upon any notice, signature or writing which they shall in good faith believe to be genuine and to be signed or presented by a proper party or parties. The Placement Agents may rely upon any opinions or certificates or other documents delivered by the Offerors or their counsel or designees to either the Placement Agents or the Purchaser.

         10.2 Rights of Placement Agents. In connection with the performance of their duties under this Agreement, the Placement Agents shall not be liable for any error of judgment or any action taken or omitted to be taken unless the Placement Agents were grossly negligent or engaged in willful misconduct in connection with such performance or non-performance. No provision of this Agreement shall require the Placement Agents to expend or risk their own funds or otherwise incur any financial liability on behalf of the Purchaser in connection with the performance of any of their duties hereunder. The Placement Agents shall be under no obligation to exercise any of the rights or powers vested in them by this Agreement.

Section 11. Miscellaneous.

         11.1 Disclosure Schedule. The term "Disclosure Schedule," as used herein, means the schedule, if any, attached to this Agreement that sets forth items the disclosure of which is necessary or appropriate as an exception to one or more representations or warranties contained in Section 5 hereof. The Disclosure Schedule shall be arranged in paragraphs corresponding to the section numbers contained in Section 5. Nothing in the Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein unless the Disclosure Schedule identifies the exception with reasonable particularity and describes the relevant facts in reasonable detail. Without limiting the generality of the immediately preceding sentence, the mere listing (or inclusion of a copy) of a document or other item in the Disclosure Schedule shall not be deemed adequate to disclose an exception to a representation or warranty made herein unless the representation or warranty has to do with the existence of the document or other item itself. Information provided by the Company in response to any due diligence questionnaire shall not be deemed part of the Disclosure Schedule and shall not be deemed to be an exception to one or more representations or warranties contained in Section 5 hereof unless such information is specifically included on the Disclosure Schedule in accordance with the provisions of this Section 11.1.

         11.2 Notices. Prior to the Closing, and thereafter with respect to matters pertaining to this Agreement only, all notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail, telex, telecopier or overnight air courier guaranteeing next day delivery:

         if to the Placement Agents, to:

                                 FTN Financial Capital Markets
                                 845 Crossover Lane, Suite 150
                                 Memphis, Tennessee  38117
                                 Telecopier:  901-435-4706
                                 Telephone:  800-456-5460
                                 Attention:  James D. Wingett

                                         and

                                 Keefe, Bruyette & Woods, Inc.
                                 787 7th Avenue, 4th Floor
                                 New York, New York  10019
                                 Telecopier:  212-887-7777
                                 Telephone:  212-541-6668
                                 Attention: Mitchell Kleinman, General Counsel with a copy to:

                                    LeBoeuf, Lamb, Greene & MacRae, L.L.P.
                                    125 West 55th Street
                                    New York, New York  10019
                                    Telecopier:  212-424-8500
                                    Telephone:  212-424-8000
                                    Attention:  Alexander M. Dye, Esq.

                                            and

                                    Sidley Austin Brown & Wood LLP
                                    787 7th Avenue
                                    New York, New York  10019
                                    Telecopier:  212-839-5599
                                    Telephone:  212-839-5300
                                    Attention:  Renwick Martin, Esq.

         if to the Offerors, to:

                                   PXRE Group Ltd.
                                   Swan Building
                                   26 Victoria Street
                                   Hamilton, HM12, Bermuda
                                   Telecopier:  441-296-6162
                                   Telephone:  411-278-3710
                                   Attention:  Chief Financial Officer

         with a copy to:

                                   Morgan, Lewis & Bockius LLP
                                   101 Park Avenue
                                   New York, New York  10178
                                   Telecopier:  212-309-6273
                                   Telephone:  212-309-6000
                                   Attention:  Richard S. Petretti

         All such notices and communications shall be deemed to have been duly given (a) at the time delivered by hand, if personally delivered, (b) five business days after being deposited in the mail, postage prepaid, if mailed, (c) when answered back, if telexed, (d) the next business day after being telecopied, or (e) the next business day after timely delivery to a courier, if sent by overnight air courier guaranteeing next day delivery. From and after the Closing, the foregoing notice provisions shall be superseded by any notice provisions of the Operative Documents under which notice is given. The Placement Agents, the Company, and their respective counsel, may change their respective notice addresses from time to time by written notice to all of the foregoing persons.

         11.3 Parties in Interest, Successors and Assigns. Except as expressly set forth herein, this Agreement is made solely for the benefit of the Placement Agents, the Purchaser and the Offerors and any person controlling the Placement Agents, the Purchaser or the Offerors and their respective successors and assigns; and no other person shall acquire or have any right under or by virtue of this Agreement. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties.

         11.4 Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         11.5 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         11.6 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAWS PERTAINING TO CONFLICTS OF LAWS) OF THE STATE OF NEW YORK, EXCEPT WITH RESPECT TO AUTHORIZATION AND EXECUTION BY OR ON BEHALF OF THE COMPANY WHICH ARE REQUIRED TO BE GOVERNED BY THE LAWS OF BERMUDA.

         11.7 Submission to Jurisdiction; Appointment of Agent for Service. In further consideration of the agreement of the Placement Agents herein contained, the Company agrees and covenants as follows:

         The Company irrevocably agrees that any legal suit, action or proceeding against the Company brought by any Placement Agent arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any United States Federal or state court in the Borough of Manhattan, The City of New York, State of New York (a "New York Court"), and irrevocably waives any objection which it may now or hereafter have to the laying of venue of any such proceeding and irrevocably submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The Company irrevocably waives any immunity to jurisdiction to which it may otherwise be entitled or become entitled (including immunity to pre-judgment attachment and execution) in any legal suit, action or proceeding against it arising out of this Agreement or the transactions contemplated hereby which is instituted in any New York Court or in any foreign court. To the extent permitted by law, the Company hereby waives any objection to the enforcement by any competent foreign court of any judgment validly obtained in any such proceeding. The Company designates and appoints CT Corporation System, 111 Eighth Avenue, 13th Floor, New York, New York 10011 as its authorized agent (the "Authorized Agent") upon which process may be served in any such action arising out of or based on this Agreement or the transactions contemplated hereby which may be instituted in any New York Court by any Placement Agent, expressly consents to the non-exclusive jurisdiction of any such court in respect of any such action, and waives any other requirements of or objections to personal jurisdiction with respect thereto. The Company represents and warrants that its Authorized Agent has agreed to act as said agent for service of process and the Company agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service of process to it shall be deemed, in every respect, effective service of process upon the Company. Notwithstanding the foregoing, any action based on this Agreement or the transactions contemplated hereby may be instituted by any Placement Agent in any competent foreign court.

         The provisions of this Section 11.7 shall survive any termination of this Agreement, in whole or in part.

         11.8 Judgment Currency. In respect of any judgment or order given or made for any amount due hereunder that is expressed and paid in currency (the "judgment currency") other than United States dollars, the party against whom such judgment or order has been given or made will indemnify each party in whose favor such judgment or order has been given or made (the "Indemnitee") against any loss incurred by the Indemnitee as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the judgment currency for the purpose of such judgment or order and (ii) the rate of exchange at which the Indemnitee is able to purchase United States dollars with the amount of the judgment currency actually received by such Indemnitee. The foregoing indemnity shall constitute a separate and independent obligation of the Company and the Placement Agents and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term "rate of exchange" shall include any reasonable premiums and costs of exchange payable in connection with the purchase of or conversion into United States dollars.

         11.9 Waiver of Immunity. To the extent that the Company has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment in aid or otherwise) with respect to itself or any of its property, the Company hereby irrevocably waives and agrees not to plead or claim such immunity in respect of its obligations under this Agreement.

         11.10 Entire Agreement. This Agreement, together with the other Operative Documents and the other documents delivered in connection with the transactions contemplated by this Agreement, are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement, together with the other Operative Documents and the other documents delivered in connection with the transaction contemplated by this Agreement, supersedes all prior agreements and understandings between the parties with respect to such subject matter.

         11.11 Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected, it being intended that all of the Placement Agents', the Purchaser's and Offerors' rights and privileges shall be enforceable to the fullest extent permitted by law.

         11.12 Survival. The Placement Agents and the Offerors, respectively, agree that the representations, warranties and agreements made by each of them in this Agreement and in any certificate or other instrument delivered pursuant hereto shall remain in full force and effect and shall survive the delivery of, and payment for, the Capital Securities.

                     Signatures appear on the following page

         If this Agreement is satisfactory to you, please so indicate by signing the acceptance of this Agreement and deliver such counterpart to the Offerors whereupon this Agreement will become binding between us in accordance with its terms.

Very truly yours,

PXRE GROUP LTD.

By:     /s/ Robert P. Myron
   --------------------------------------------------
Name:       Robert P. Myron
     ------------------------------------------------
Title:      Treasurer
      -----------------------------------------------


PXRE CAPITAL STATUTORY TRUST V


By: /s/  R.E. Jeff Jeffreys
   --------------------------------------------------
Name:    R.E. Jeff Jeffreys
   --------------------------------------------------
Title:   Administrator


CONFIRMED AND ACCEPTED,
as of the date first set forth above

FTN FINANCIAL CAPITAL MARKETS,
a division of First Tennessee Bank, N.A., as a Placement Agent


By: /s/ Douglas B. Duncan
   --------------------------------------------------
Name:   Douglas B. Duncan
Title   Vice President


KEEFE, BRUYETTE & WOODS, INC.
a New York corporation, as a Placement Agent


By: /s/ Peter J. Wirth
   --------------------------------------------------
Name:   Peter J. Wirth
Title:  Managing Director

                               Disclosure Schedule

Section 5.17

         In April 2000, PXRE Reinsurance Company entered into an Aggregate Excess of Loss Retrocessional Reinsurance Agreement (the "Agreement") with a U.S. based cedent. In the Agreement, PXRE Reinsurance Company reinsured a portfolio of treaties (the "Protected Portfolio") underwritten by a former business unit of the cedent which had been divested. Pursuant to this Agreement, PXRE Reinsurance Company agreed to indemnify the cedent for losses in excess of a 75% paid loss ratio on the underlying Protected Portfolio up to a 100% paid loss ratio, subject to an aggregate limit of liability of $50 million. The latest loss reports related to the Agreement provided by the cedent forecast an ultimate net loss ratio in excess of 100%, which could result in a full limit loss to PXRE Group Ltd.

         In June 2003, PXRE Reinsurance Company performed an audit of the Protected Portfolio reinsured under the Agreement. As a result of this audit, management identified problems and believes that the cedent may have breached its contractual obligations and fiduciary duties under the Agreement. PXRE Reinsurance Company therefore filed suit against the cedent on July 24, 2003 in a United States District Court seeking rescission of the Agreement and/or compensatory and punitive damages.

         Although the ultimate outcome of the litigation cannot presently be determined, management believes that PXRE Reinsurance Company's claims are meritorious and intends to vigorously prosecute its suit. As of June 30, 2003, PXRE Reinsurance Company recorded $34 million of loss reserves related to the Agreement. If PXRE Reinsurance Company's lawsuit is unsuccessful, it could potentially incur additional losses under the Agreement of up to $10.4 million on an after-tax basis.

         In May 1999, PXRE Corporation entered into weather option agreements with two counterparties. In April 2000, these counterparties submitted invoices to PXRE Corporation in the aggregate sum of $8.3 million seeking payment under the weather option agreements, which invoices have been paid. PXRE Corporation insured its obligations under these weather option agreements through two Commercial Inland Marine Weather Insurance Policies issued by Terra Nova Insurance Company Limited ("Terra Nova"). PXRE Corporation submitted claims under these policies to Terra Nova in April 2000. Terra Nova had denied coverage, contending that its Managing General Agent had no authority to issue these policies.

         PXRE Corporation disagreed with Terra Nova's denial and filed suit against Terra Nova in the United States District Court for the District of New Jersey. On June 10, 2002, PXRE Corporation was awarded a verdict of $8.3 million plus accumulated interest of $1.5 million by a jury at the conclusion of the trial of this dispute. The aggregate sum of $9.8 million is included in Other Assets. Terra Nova has appealed this verdict to the United States Court of Appeals for the Third Circuit, but management has concluded that it is unlikely that they will prevail, and that no valuation allowance is necessary. The appeal was submitted to the Third Circuit on June 3, 2003.

                                    EXHIBIT A

                         FORM OF SUBSCRIPTION AGREEMENT

                         PXRE CAPITAL STATUTORY TRUST V

                                 PXRE GROUP LTD.

                             SUBSCRIPTION AGREEMENT

                                October 29, 2003

         THIS SUBSCRIPTION AGREEMENT (this "Agreement") made among PXRE Capital Statutory Trust V (the "Trust"), a statutory trust created under the Connecticut Statutory Trust Act (Chapter 615 of Title 34 of the Connecticut General Statutes, Section 500, et seq.), PXRE Group Ltd., a Bermuda company, with its principal offices located at Swan Building, 26 Victoria Street, Hamilton, HM12, Bermuda, (the "Company" and, collectively with the Trust, the "Offerors"), and I-Preferred Term Securities III, Ltd. (the "Purchaser").

                                    RECITALS:

         1. The Trust desires to issue 20,000 of its Fixed/Floating Rate Capital Securities (the "Capital Securities"), liquidation amount $1,000.00 per Capital Security, representing an undivided beneficial interest in the assets of the Trust (the "Offering"), to be issued pursuant to an Amended and Restated Declaration of Trust (the "Declaration") by and among the Company, U.S. Bank National Association ("U.S. Bank"), the administrators named therein, and the holders (as defined therein), which Capital Securities are to be guaranteed by the Company with respect to distributions and payments upon liquidation, redemption and otherwise pursuant to the terms of a Guarantee Agreement between the Company and U.S. Bank, as trustee (the "Guarantee"); and

         2. The proceeds from the sale of the Capital Securities will be combined with the proceeds from the sale by the Trust to the Company of its common securities, and will be used by the Trust to purchase an equivalent amount of Fixed/Floating Rate Junior Subordinated Deferrable Interest Debentures of the Company (the "Debentures") to be issued by the Company pursuant to an indenture to be executed by the Company and U.S. Bank, as trustee (the "Indenture"); and

         3. In consideration of the premises and the mutual representations and covenants hereinafter set forth, the parties hereto agree as follows:

                                   ARTICLE I
                     PURCHASE AND SALE OF CAPITAL SECURITIES

         1.1. Upon the execution of this Agreement, the Purchaser hereby subscribes for and agrees to purchase from the Trust 20,000 Capital Securities at a price equal to $1,000.00 per Capital Security (the "Purchase Price") and the Trust agrees to sell such Capital Securities to the Purchaser for said Purchase Price. The rights and preferences of the Capital Securities are set forth in the Declaration. The Purchase Price is payable in immediately available funds on October 29, 2003, or such other business day as may be designated by the Purchaser, but in no event later than November 5, 2003 (the "Closing Date"). The Offerors shall provide the Purchaser wire transfer instructions no later than 1 day following the date hereof.

         1.2. The certificate for the Capital Securities shall be delivered by the Trust on the Closing Date to the Purchaser or its designee.

         1.3. The Placement Agreement, dated October 16, 2003 (the "Placement Agreement"), among the Offerors and the Placement Agents identified therein includes certain representations and warranties, covenants and conditions to closing and certain other matters governing the Offering. The Placement Agreement is hereby incorporated by reference into this Agreement and the Purchaser shall be entitled to each of the benefits of the Placement Agents and the Purchaser under the Placement Agreement and shall be entitled to enforce the obligations of the Offerors under such Placement Agreement as fully as if the Purchaser were a party to such Placement Agreement.

                                   ARTICLE II
                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

         2.1. The Purchaser understands and acknowledges that the Capital Securities, the Debentures and the Guarantee have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any other applicable securities law, are being offered for sale by the Trust in transactions not requiring registration under the Securities Act, and may not be offered, sold, pledged or otherwise transferred by the Purchaser except in compliance with the registration requirements of the Securities Act or any other applicable securities laws, pursuant to an exemption therefrom or in a transaction not subject thereto.

         2.2. The Purchaser represents, warrants and certifies that (i) it is not a "U.S. person" as such term is defined in Rule 902 under the Securities Act, (ii) it is not acquiring the Capital Securities for the account or benefit of any such U.S. person, (iii) the offer and sale of Capital Securities to the Purchaser constitutes an "offshore transaction" under Regulation S of the Securities Act, and (iv) it will not engage in hedging transactions with regard to the Capital Securities unless such transactions are conducted in compliance with the Securities Act and the Purchaser agrees to the legends and transfer restrictions set forth on the Capital Securities certificate.

         2.3. The Purchaser represents and warrants that it is purchasing the Capital Securities for its own account, for investment, and not with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act or other applicable securities laws, subject to any requirement of law that the disposition of its property be at all times within its control and subject to its ability to resell such Capital Securities pursuant to an effective registration statement under the Securities Act or under Rule 144A or any other exemption from registration available under the Securities Act or any other applicable securities law.

         2.4. The Purchaser represents and warrants that it has full power and authority to execute and deliver this Agreement, to make the representations and warranties specified herein, and to consummate the transactions contemplated herein and it has full right and power to subscribe for Capital Securities and perform its obligations pursuant to this Agreement.

         2.5. The Purchaser, a Cayman Islands company whose business includes issuance of certain notes and acquiring the Capital Securities and other similar securities, represents and warrants that it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of purchasing the Capital Securities, has had the opportunity to ask questions of, and receive answers and request additional information from, the Offerors and is aware that it may be required to bear the economic risk of an investment in the Capital Securities.

         2.6. The Purchaser represents and warrants that no filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any governmental body, agency or court having jurisdiction over the Purchaser, other than those that have been made or obtained, is necessary or required for the performance by the Purchaser of its obligations under this Agreement or to consummate the transactions contemplated herein.

         2.7. The Purchaser represents and warrants that this Agreement has been duly authorized, executed and delivered by the Purchaser.

         2.8. The Purchaser represents and warrants that (i) the Purchaser is not in violation or default of any term of its Memorandum of Association or Articles of Association, of any provision of any mortgage, indenture, contract, agreement, instrument or contract to which it is a party or by which it is bound or of any judgment, decree, order, writ or, to its knowledge, any statute, rule or regulation applicable to the Purchaser which would prevent the Purchaser from performing any material obligation set forth in this Agreement; and (ii) the execution, delivery and performance of and compliance with this Agreement, and the consummation of the transactions contemplated herein, will not, with or without the passage of time or giving of notice, result in any such material violation, or be in conflict with or constitute a default under any such term, or the suspension, revocation, impairment, forfeiture or non-renewal of any permit, license, authorization or approval applicable to the Purchaser, its business or operations or any of its assets or properties which would prevent the Purchaser from performing any material obligations set forth in this Agreement.

         2.9. The Purchaser represents and warrants that the Purchaser is an exempted company with limited liability duly incorporated, validly existing and in good standing under the laws of the Cayman Islands, with full power and authority to perform its obligations under this Agreement.

         2.10. The Purchaser understands and acknowledges that the Company will rely upon the truth and accuracy of the foregoing acknowledgments, representations, warranties and agreements and agrees that, if any of the acknowledgments, representations, warranties or agreements deemed to have been made by it by its purchase of the Capital Securities are no longer accurate, it shall promptly notify the Company.

         2.11. The Purchaser understands that no public market exists for any of the Capital Securities, and that it is unlikely that a public market will ever exist for the Capital Securities.

                                  ARTICLE III
                                  MISCELLANEOUS

         3.1. Any notice or other communication given hereunder shall be deemed sufficient if in writing and sent by registered or certified mail, return receipt requested, international courier or delivered by hand against written receipt therefor, or by facsimile transmission and confirmed by telephone, to the following addresses, or such other address as may be furnished to the other parties as herein provided:

         To the Offerors:          PXRE Group Ltd.
                                   Swan Building
                                   26 Victoria Street
                                   Hamilton, HM12, Bermuda
                                   Attention:  Chief Financial Officer
                                   Fax:  441-296-6162


         To the Purchaser:         I-Preferred Term Securities III, Ltd.
                                   c/o Maples Finance Limited
                                   P.O. Box 1093 GT
                                   Queensgate House
                                   South Church Street
                                   George Town, Grand Cayman
                                   Cayman Islands
                                   Attention:  The Directors
                                   Fax:  345-945-7100

         Unless otherwise expressly provided herein, notices shall be deemed to have been given on the date of mailing, except notice of change of address, which shall be deemed to have been given when received.

         3.2. This Agreement shall not be changed, modified or amended except by a writing signed by the parties to be charged, and this Agreement may not be discharged except by performance in accordance with its terms or by a writing signed by the party to be charged.

         3.3. Upon the execution and delivery of this Agreement by the Purchaser, this Agreement shall become a binding obligation of the Purchaser with respect to the purchase of Capital Securities as herein provided.

         3.4. Notwithstanding anything expressed or implied to the contrary, the Company and the Purchaser (and each employee, representative, or other agent of the Company and the Purchaser) may disclose to any and all persons, without limitation of any kind, the federal tax treatment and federal tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to the Company and the Purchaser relating to such federal tax treatment and federal tax structure as such terms are defined in Treasury Regulation Section 1.6011-4; provided, that any such disclosure of the federal tax treatment and federal tax structure and materials related thereto may not be made (i) in a manner that would constitute an offer to sell or the solicitation of an offer to buy the Capital Securities offered herein under applicable securities laws or (ii) when nondisclosure is reasonably necessary to comply with applicable securities laws. This authorization of tax disclosure is retroactively effective to the commencement of the first discussions between the parties regarding the transactions contemplated herein.

         3.5. NOTWITHSTANDING THE PLACE WHERE THIS AGREEMENT MAY BE EXECUTED BY ANY OF THE PARTIES HERETO, THE PARTIES EXPRESSLY AGREE THAT ALL THE TERMS AND PROVISIONS HEREOF SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW, EXCEPT WITH RESPECT TO AUTHORIZATION AND EXECUTION BY OR ON BEHALF OF THE COMPANY WHICH ARE REQUIRED TO BE GOVERNED BY THE LAWS OF BERMUDA.

         3.6. The parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

         3.7. This Agreement may be executed in one or more counterparts each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

         3.8. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected, it being intended that all of the Offerors' and the Purchaser's rights and privileges shall be enforceable to the fullest extent permitted by law.

                    Signatures appear on the following page

         IN WITNESS WHEREOF, the undersigned has caused this Agreement to be duly executed as of the day and year first written above.

I-PREFERRED TERM SECURITIES III, LTD.

By:
   --------------------------------------------------
Name:
     ------------------------------------------------
Title:
      -----------------------------------------------

         IN WITNESS WHEREOF, this Agreement is agreed to and accepted as of the day and year first written above.

                                        PXRE GROUP LTD.


                                        By:
                                           ------------------------------------
                                        Name:
                                             ----------------------------------
                                        Title:
                                              ---------------------------------


                                        PXRE CAPITAL STATUTORY TRUST V


                                        By:
                                           ------------------------------------
                                        Name:
                                             ----------------------------------
                                        Title:  Administrator

                                  EXHIBIT B-1-A

                         FORM OF COMPANY COUNSEL OPINION


                                                                 [CLOSING], 2003

I-Preferred Term Securities III, Ltd.
c/o Maples Finance Limited
P.O. Box 1093 GT
Queensgate House
South House
South Church Street
George Town, Grand Cayman
Grand Cayman Islands
British West Indies

FTN Financial Capital Markets
845 Crossover Lane, Suite 150
Memphis, Tennessee  38117
Keefe, Bruyette & Woods, Inc.
787 Seventh Avenue, 4th Floor
New York, New York  10019

          Re: Fixed/Floating Rate Junior Subordinated Deferrable Interest Debentures due 2033 of PXRE Group, Ltd.

Ladies and Gentlemen:

                  We have acted as special United States counsel for PXRE Group, Ltd., a Bermuda company (the "Company") and PXRE Capital Statutory Trust V, a Connecticut statutory trust (the "Trust"), in connection with the issuance by the Company of $[AMOUNT OF DEBENTURES] aggregate principal amount of its junior subordinated deferrable interest debentures (the "Debentures") and the issuance by the Trust of [NUMBER OF CAPITAL SECURITIES] Fixed/Floating Rate Capital Securities (liquidation amount of $1,000 per security) of the Trust (the "Capital Securities").

                  This opinion is furnished to you pursuant to Section 3.1(a) of the Placement Agreement, dated [PRICING], 2003 (the "Placement Agreement"), among the Trust, the Company, and FTN Financial Capital Markets and Keefe, Bruyette & Woods, Inc. (the "Placement Agents"). Capitalized terms not otherwise defined herein have the respective meanings given to them in the Placement Agreement.

                                    B-1-A-1

                  In connection with this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of minutes of meetings of the Company's Board of Directors; the Placement Agreement; the Amended and Restated Declaration of Trust dated as of [CLOSING], 2003 (the "Declaration"), among the Institutional Trustee (as defined therein), the Administrators (as defined therein), the Company, as sponsor, and the holders from time to time of undivided beneficial interests in the Trust; the Indenture dated as of [CLOSING], 2003 (the "Indenture"), between the Company and U.S. Bank National Association (the "Trustee"); the Debentures; the Capital Securities; the Guarantee Agreement dated as of [CLOSING], 2003 (the "Guarantee"), between the Company and U.S. Bank National Association as trustee for the benefit of the Holders (as defined therein); and the Subscription Agreement dated [CLOSING], 2003 (the "Subscription Agreement" and together with the Placement Agreement, the Declaration, the Indenture, the Debentures, the Capital Securities and the Guarantee, sometimes referred to hereinafter as the "Transaction Documents"), among the Company, the Trust and I-Preferred Term Securities III, Ltd. (the "Purchaser"); and such certificates of public officials, certificates of officers of the Company, corporate records, documents and other certificates, opinions and instruments, and have made such other investigations, as we have deemed relevant and necessary as a basis for the opinions hereinafter expressed.

                  For purposes of the opinions expressed herein, we have assumed the genuineness of all signatures, the legal capacity of all natural persons executing agreements, instruments or documents, the completeness and authenticity of all records and documents submitted to us as originals and the conformity with the originals of all records and documents submitted to us as copies. The opinions are subject to the qualification that we have relied, as to matters of fact (including determinations with respect to the question of materiality to the Company and its subsidiaries including, without limitation, PXRE Corporation, a Delaware corporation ("PXRE Corporation")), to the extent we deem proper, on the representations and warranties in the Placement Agreement, certificates of officers or other representatives of the Company, the Trust and PXRE Corporation and certificates of public officials.

                  We have also assumed for purposes of this opinion that (i) each of the parties to the Transaction Documents (a) is validly existing and in good standing in the respective jurisdiction of its organization and has satisfied all applicable governmental requirements and other laws and requirements, in each case to the extent necessary for its execution, delivery and performance of the respective Transaction Documents to which it is a party,
(b) has the requisite corporate, company or partnership power and authority, respectively, to act with respect to the authorization, execution, delivery and performance of such documents and agreements to which it is a party, and (c) has duly and validly authorized, executed and delivered each of such documents and agreements to which it is a party; and (ii) each of the Transaction Documents to which the Company is a party constitutes a valid and binding agreement of the Company under the laws of Bermuda.

                  The opinions expressed below are limited to the laws of the State of New York, the federal laws of the United States and the General Corporation Law of the State of Delaware. The opinions expressed below in Paragraph 1 as to the due qualification and good standing of PXRE Corporation are based solely upon our review of certificates issued by public officials and by officers of PXRE Corporation or the Company, and the opinions expressed below in Paragraph 1 as to the ownership of stock are based solely upon our review of PXRE Corporation's stock register. We call to your attention the fact that the

                                    B-1-A-2

Declaration specifies in Section 13.2 that it is governed by the law of the State of Connecticut and that our opinion in Paragraph 3 is given as if the Declaration were instead governed by the internal laws of the State of New York. We express no opinion as to the securities or "Blue Sky" laws of any jurisdiction other than the federal securities laws of the United States. Whenever our opinion is indicated to be "known to us" or "to the best of our knowledge", we are referring only to the actual knowledge of those of our attorneys who have represented the Company in connection with the transactions contemplated by the Placement Agreement.

                  Based upon and subject to the foregoing, we are of the opinion that:

         1. PXRE Corporation is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own its properties and conduct its business as presently conducted in all material respects. To the best of our knowledge, all outstanding shares of capital stock of PXRE Corporation have been duly authorized and validly issued, and are fully paid and non-assessable and owned of record by PXRE Reinsurance (Barbados) Ltd.

         2. The issuance, sale and delivery of the Debentures by the Company and the issuance, sale and delivery of the Capital Securities by the Trust do not give rise to any rights to subscribe for or to purchase any shares of capital stock or equity securities of PXRE Corporation pursuant to the corporate Articles of Incorporation, Charter or By-Laws of PXRE Corporation, or, to the best of our knowledge, any agreement or other instrument to which PXRE Corporation is a party.

         3. Each of the Placement Agreement, the Indenture, the Subscription Agreement, the Declaration and the Guarantee is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as rights to indemnification and contribution thereunder may be limited by applicable law or the public policy underlying such laws and except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

         4. Assuming (a) the Debentures are authenticated in accordance with the terms of the Indenture and (b) the Debentures are delivered to and paid for by the Trust pursuant to the Placement Agreement, the Debentures constitute legally valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

                                    B-1-A-3

         5. To the best of our knowledge, PXRE Corporation is not in breach or violation of, or default under, with or without notice or lapse of time or both, its Articles of Incorporation, Charter or By-Laws. The execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated thereby do not and will not
                  (i) conflict with, constitute a material breach or violation of, or constitute a material default under, with or without notice or lapse of time or both, any of the terms, provisions or conditions of (A) the Articles of Incorporation, Charter or By-Laws of PXRE Corporation, or (B) to the best of our knowledge, any material contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease, franchise, license or any other material agreement or instrument to which PXRE Corporation is a party or by which it or any of its properties may be bound, or (C) any judgment, order or decree of any court, regulatory body, administrative agency, governmental body or arbitrator in jurisdictions covered by this opinion and known to us and binding on PXRE Corporation which, in the case of each of (A), (B) or (C) above, is material to the Company and its subsidiaries on a consolidated basis or (ii) pursuant to any material contract, indenture or other material agreement or instrument, result in the creation or imposition of any material lien, claim, charge, encumbrance or restriction upon any property or assets of PXRE Corporation.

         6. Assuming the accuracy of the representations and warranties and compliance with the agreements of the Placement Agents and the Purchaser contained in the Placement Agreement, the Subscription Agreement, the Indenture and the Declaration, as applicable, registration of the Capital Securities, the Guarantee and the Debentures under the Securities Act of 1933, as amended, is not required for the offer and sale of the Capital Securities by the Trust to the Purchaser. No opinion is expressed with respect to any re-offer or resale of the Capital Securities by the Purchaser or any sale by the Purchaser of its securities.

         7. Neither the Company nor the Trust is, and after giving effect to the offering and sale of the Capital Securities and the consummation of the transactions described in the Placement Agreement will be, an "investment company" or entity "controlled" by an "investment company", in each case within the meaning of Section 3(a) of the Investment Company Act, without regard to Section 3(c) of such Act.

                  The foregoing opinions are given as of the date hereof and we assume no obligation to update or supplement them to reflect any facts or circumstances which may hereafter come to our attention or any changes in laws which may hereafter occur.

                  This letter is rendered at the request of the Company and is for the sole benefit of, and may be relied upon only by, the Placement Agents and the Purchaser.

                                                     Very truly yours,


                                    B-1-A-4

                                  EXHIBIT B-1-B

                    FORM OF CONYERS, DILL AND PEARMAN OPINION


October  [  ], 2003

To the Persons listed in the Schedule                    DIRECT LINE:
annexed hereto                                           E-MAIL:  djdoyle@cdp.bm
                                                         OUR REF:  DJD/aet/
                                                         YOUR REF:


Dear Sirs

PXRE Group Ltd. (the "Company")

         We have acted as special legal counsel in Bermuda to the Company in connection with a Private Placement Agreement dated October [ ], 2003 (the "Placement Agreement"), between the Company and PXRE Capital Statutory Trust V (the "Trust"), and FTN Financial Capital Markets and Keefe, Bruyette & Woods, Inc. (the "Placement Agents").

         For the purposes of giving this opinion, we have examined the following documents:

         (i) an electronic copy (with facsimile execution signature pages) of a Declaration of Trust dated as of October 13, 2003 by and among U.S. Bank National Association, the Company and Messrs. John Modin, Bruce Byrnes and Jeff Jeffreys, as Administrators;

         (ii) an electronic copy (with facsimile execution signature pages) of an Amended and Restated Declaration of Trust dated as of October [ ], 2003 by and among U.S. Bank National Association, the Company and Messrs. John Modin, Bruce Byrnes and Jeff Jeffreys, as Administrators ("Trust Agreement");

         (iii) an electronic copy (with facsimile execution signature pages) of an Indenture dated as of October [ ], 2003 by and among the Company and U.S. Bank National Association, relating to the Fixed/Floating Rate Junior Subordinated Deferrable Interest Debentures ("Indenture");

         (iv) an electronic copy of the form of the Junior Subordinated Debenture ("Debenture");

         (v) an electronic copy (with facsimile execution signature pages) of the Placement Agreement;

                                    B-1-B-1

         (vi) an electronic copy (with facsimile execution signature pages) of the Subscription Agreement dated as of October [ ], 2003, by and among the Company, the Trust and I-Preferred Term Securities III, Ltd. (the "Subscription Agreement"); and

         (vii) an electronic copy (with facsimile execution signature pages) dated as of October [ ], 2003, of a Guarantee Agreement by and among the Company and U. S. Bank National Association ("Guarantee Agreement").

         The documents listed in items (i) through (vii) above are herein sometimes collectively referred to as the "Documents" (which term does not include any other instrument or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto).

         We have also reviewed the memorandum of association and the bye-laws of the Company, each certified by the Secretary of the Company on October [ ], 2003, resolutions adopted by the unanimous written consent of the board of directors of the Company dated as of August 6, 2003, (the "Minutes"), and such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

         We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken, (b) that where a document has been examined by us in draft form, it will be or has been executed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention, (c) the capacity, power and authority of each of the parties to the Documents, other than the Company, to enter into and perform its respective obligations under the Documents, (d) the due execution and delivery of the Documents by each of the parties thereto, other than the Company, (e) the accuracy and completeness of all factual representations made in the Documents and other documents reviewed by us, (f) that the resolutions contained in the Minutes remain in full force and effect and have not been rescinded or amended, (g) that the Company is entering into the Documents pursuant to its business of a holding company, (h) that there is no provision of the law of any jurisdiction, other than Bermuda, which would have any implication in relation to the opinions expressed herein, (i) the validity and binding effect under the laws of the State of New York, in the United States of America (the "Foreign Laws") of the Documents which are expressed to be governed by such Foreign Laws in accordance with their respective terms, (j) the validity and binding effect under the Foreign Laws of the submission by the Company pursuant to the Documents to the non-exclusive jurisdiction of the courts of the State of New York, in the United States of America (the "Foreign Courts"), (k) that none of the parties to the Documents has carried on or will carry on activities, other than the performance of its obligations under the Documents, which would constitute the carrying on of investment business in or from within Bermuda and that none of the parties to the Documents, other than the Company, will perform its obligations under the Documents in or from within Bermuda, (l) that on the date of entering into the Documents the Company is and after entering into the Documents will be able to pay its liabilities as they become due.

                                    B-1-B-2

         The obligations of the Company under the Documents (a) will be subject to the laws from time to time in effect relating to bankruptcy, insolvency, liquidation, possessory liens, rights of set off, reorganisation, amalgamation, moratorium or any other laws or legal procedures, whether of a similar nature or otherwise, generally affecting the rights of creditors, (b) will be subject to statutory limitation of the time within which proceedings may be brought, (c) will be subject to general principles of equity and, as such, specific performance and injunctive relief, being equitable remedies, may not be available, (d) may not be given effect to by a Bermuda court, whether or not it was applying the Foreign Laws, if and to the extent they constitute the payment of an amount which is in the nature of a penalty and not in the nature of liquidated damages. Notwithstanding any contractual submission to the jurisdiction of specific courts, a Bermuda court has inherent discretion to stay or allow proceedings in the Bermuda courts.

         We express no opinion as to the enforceability of any provision of the Documents which provides for the payment of a specified rate of interest on the amount of a judgment after the date of judgment or which purports to fetter the statutory powers of the Company.

         We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than Bermuda. This opinion is to be governed by and construed in accordance with the laws of Bermuda and is limited to and is given on the basis of the current law and practice in Bermuda. This opinion is issued solely for your benefit and is not to be relied upon by any other person, firm or entity or in respect of any other matter.

         On the basis of and subject to the foregoing, we are of the opinion that:

         1. The Company is duly incorporated and existing under the laws of Bermuda and has full corporate power to own or lease its properties and to carry on business in Bermuda as a holding company.

         2. The Company has the necessary corporate power and authority to enter into and perform its obligations under the Documents. The execution and delivery of the Documents by the Company and the performance by the Company of its obligations thereunder will not violate the memorandum of association or bye-laws of the Company nor any applicable law, regulation, order or decree in Bermuda.

         3. The Company has taken all corporate action required to authorise its execution, delivery and performance of the Documents. The Documents have been duly executed and delivered by or on behalf of the Company, and constitute the valid and binding obligations of the Company in accordance with the terms thereof.

         4. The issuance, sale and delivery of the Debentures by the Company and the issuance, sale and delivery of the Capital Securities by the Trust do not give rise to any pre-emptive or other rights to subscribe for or to purchase any common shares of the Company pursuant to the Company's memorandum of association or bye-laws.

                                    B-1-B-3

         5. No order, consent, approval, licence, authorisation, filing registration or qualification with, or validation of, or exemption by any government or public body or authority of Bermuda or any sub-division thereof is required to authorise or is required in connection with the execution, delivery, performance and enforcement of the Documents, except such as have been duly obtained in accordance with Bermuda law.

         6. The choice of the Foreign Laws as the governing law of the Documents is a valid choice of law and would be recognised and given effect to in any action brought before a court of competent jurisdiction in Bermuda, except for those laws (i) which such court considers to be procedural in nature, (ii) which are revenue or penal laws or (iii) the application of which would be inconsistent with public policy, as such term is interpreted under the laws of Bermuda. The submission in the Documents to the non-exclusive jurisdiction of the Foreign Courts is valid and binding upon the Company.

         7. The courts of Bermuda would recognise as a valid judgment, a final and conclusive judgment in personam obtained in the Foreign Courts against the Company based upon the Documents under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) and would give a judgment based thereon provided that
                  (a) such courts had proper jurisdiction over the parties subject to such judgment, (b) such courts did not contravene the rules of natural justice of Bermuda, (c) such judgment was not obtained by fraud, (d) the enforcement of the judgment would not be contrary to the public policy of Bermuda, (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of Bermuda and (f) there is due compliance with the correct procedures under the laws of Bermuda.

         8. There is no income or other tax of Bermuda imposed by withholding or otherwise on any payment to be made to or by the Company pursuant to the Documents.

         9. The obligations of the Company under the Documents will rank at least pari passu in priority of payment with all other unsecured unsubordinated indebtedness of the Company, other than "Senior Indebtedness" (as that term is defined in the Indenture) and indebtedness which is preferred by virtue of any provision of the laws of Bermuda of general application.

         10. The Documents will not be subject to ad valorem stamp duty in Bermuda and no registration, documentary, recording, transfer or other similar tax, fee or charge is payable in Bermuda in connection with the execution, delivery, filing, registration or performance of the Documents.

                                    B-1-B-4

         11. Based solely upon a search of the Cause Book of the Supreme Court of Bermuda conducted at [ ] a.m. on October [ ], 2003 (which would not reveal details of proceedings which have been filed but not actually entered in the Cause Book at the time of our search), there are no judgments against the Company, nor any legal or governmental proceedings pending in Bermuda to which the Company is subject.

         12. Based solely on a search of the public records in respect of the Company maintained at the offices of the Registrar of Companies at [ ] a.m. on October[ ], 2003 (which would not reveal details of matters which have not been lodged for registration or have been lodged for registration but not actually registered at the time of our search) and a search of the Cause Book of the Supreme Court of Bermuda conducted at [ ] a.m. on October [ ], 2003 (which would not reveal details of proceedings which have been filed but not actually entered in the Cause Book at the time of our search), no steps have been, or are being, taken in Bermuda for the appointment of a receiver or liquidator to, or for the winding-up, dissolution, reconstruction or reorganisation of, the Company, though it should be noted that the public files maintained by the Registrar of Companies do not reveal whether a winding-up petition or application to the Court for the appointment of a receiver has been presented and entries in the Cause Book may not specify the nature of the relevant proceedings.

Yours faithfully


                                    B-1-B-5

                                    SCHEDULE

PXRE Group Ltd.
Swan Building
26 Victoria Street
Hamilton
Bermuda

FTN Financial Capital Markets
845 Crossover Lane, Suite 150
Memphis, Tennessee  38117
USA

Keefe, Bruyette & Woods, Inc.
787 7th Avenue, 4th Floor
New York, New York  10019
USA

I-Preferred Term Securities III, Ltd.
c/o Maples Finance Limited
P.O. Box 1093 G.T.
Queensgate House
South Church Street
George Town, Grand Cayman
Cayman Islands




                                    B-1-B-6

                                  EXHIBIT B-1-C

                        FORM OF BARBADOS COUNSEL OPINION

                                                              October [15], 2003

                                                              Matter No: 3030216

I-Preferred Term Securities III, Ltd.              FTN Financial Capital Markets
c/o Maples Finance Limited                         845 Crossover Lane
P. O. Box 1093 GT                                  Suite 150
Queensgate House                                   Memphis
South Church Street                                Tennessee  38117
George Town, Grand Cayman                          U.S.A.
Cayman Islands

Keefe, Bruyette & Woods, Inc.
787 7th Avenue
4th Floor
New York
New York  10019
U.S.A.


Ladies and Gentlemen

                  Re: PXRE Reinsurance (Barbados) Ltd. - Issue of Fixed/Floating
                      Rate Capital Securities

                  We have been asked to provide this legal opinion in connection with the offer, issue and sale by PXRE Group Ltd. ("PXRE Group") and PXRE Capital Statutory Trust V, (the "Trust"), of ________________ aggregate principal amount of Fixed/Floating Rate Capital Securities (the "Capital Securities"), to I-Preferred Term Securities III, Ltd., a company with limited liability established under the laws of the Cayman Islands (the "Purchaser") pursuant to the terms of a Placement Agreement (the "Placement Agreement"), dated as of ______________, 2003 between the PXRE Group and the Trust (together, the "Offerors"), and FTN Financial Capital Markets and Keefe, Bruyette & Woods, Inc. (together, the "Placement Agents").

                  We have acted as special Barbados counsel to PXRE Reinsurance (Barbados) Ltd. ("PXRE Barbados"), a wholly-owned subsidiary of PXRE Group, and as such a Significant Subsidiary of PXRE Group under the Placement Agreement. This legal opinion is given pursuant to section 3(1)(c) of the Placement Agreement. Capitalised terms used and not otherwise defined herein have the meanings ascribed to such terms in the Placement Agreement.

                                    B-1-C-1

                  In connection therewith, and in respect of the issue of the Capital Securities, we have examined originals or copies identified to our satisfaction of the following documents:


         (i)         the Placement Agreement;

         (ii) the officer's certificate (the "Officer's Certificate"), issued on behalf of PXRE Group and PXRE Barbados by duly authorised officers of each of PXRE Group and PXRE Barbados confirming inter alia that PXRE Group has not entered into any agreement or other arrangement by which the execution, delivery and performance of the Placement Agreement and the Operative Documents and the consummation of the transactions contemplated by the Placement Agreement and the Operative Documents results in the creation or imposition of any material lien, claim, charge, encumbrance or restriction upon any property or assets of PXRE Barbados;

         (iii) (a) the certificate and articles of incorporation as amended (the "Corporate Instruments") of PXRE Barbados, (b) the By-Laws (the "By-Laws"), of PXRE Barbados, (c) the insurance licence issued by the Supervisor of Insurance (Barbados) and the business plan, issued and adopted respectively, pursuant to the Insurance Act of the laws of Barbados, and filed with the Office of the Supervisor of Insurance (Barbados), (the business plan together with the insurance licence the "Insurance Licence"), and (d) the share register (the "Share Registers") of PXRE Barbados; and

         (iv) a certificate of Good Standing issued under the hand of the Registrar of Corporate Affairs (Barbados).

                  In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity and completeness of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as notarial, true, certified, conformed, photostatic or telecopied copies thereof; and the completeness and accuracy of all facts set forth in official public records and certificates and other documents issued by public officials.

                  We have also assumed, as a basis for the opinions hereafter expressed, that neither the Offerors nor the Placement Agents will sell or otherwise distribute any Capital Securities in Barbados.

                  In rendering the opinions set forth herein, we have relied (without independent check or verification) as to certain matters of fact solely upon the Officer's Certificate.

                                    B-1-C-2

                  We are qualified to practise law only in Barbados and have made no investigation of laws of any jurisdiction other than the laws of Barbados. We express no opinion as to the laws of any jurisdiction other than Barbados, and the opinions hereinafter expressed are limited to the laws of Barbados in effect on the date hereof.

                  Based upon the foregoing and subject to the limitations, qualifications and assumptions set forth herein, it is our opinion that:-

1. PXRE Barbados is a body corporate duly organised, validly existing and in good standing under the laws of Barbados and has full corporate power and authority necessary to own or lease its properties and to conduct its business as now being conducted in all material respects.

2. All issued and outstanding shares in the capital of PXRE Barbados have been duly and validly authorised and issued, are fully paid and non-assessable and are owned of record and beneficially, directly or indirectly by PXRE Group.

3. The issuance, sale and delivery of the Debentures by PXRE Group and the issuance, sale and delivery of Capital Securities by the Trust do not give rise to any right of any person to subscribe for or purchase any shares in the capital of PXRE Barbados under the Corporate Instruments or By-Laws, or to the best of our knowledge under any agreement or other instrument by which PXRE Barbados is bound.

4. To the best of our knowledge, PXRE Barbados is not in breach or violation of, or default under (with or without notice or the lapse of time, or both) its Corporate Instruments, By-Laws or Insurance Licence.

5. The execution, delivery and performance of the Placement Agreement and the Operative Documents by PXRE Group, and the consummation of the transactions contemplated by the Placement Agreement and the Operative Documents do not and will not:

            (a) result in the creation or imposition of any material lien, claim, charge, encumbrance or restriction upon any property or assets of PXRE Barbados;

            (b) conflict with, constitute a material breach or violation of, or constitute a material default under (with or without notice or lapse of time or both), any of the terms provisions or conditions of its Corporate Instruments, By-Laws or Insurance Licence;

            (c) to the best of our knowledge, conflict with, constitute a material breach or violation of, or constitute a material default under (with or without notice or lapse of time or both), any of the terms provisions or conditions of any material contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease, franchise, license or any other agreement or instrument to which PXRE Barbados is a party or by which it or any of its properties may be bound and which is material to PXRE Barbados; or

                                    B-1-C-3

            (d) to the best of our knowledge, conflict with, constitute a material breach or violation of, or constitute a material default under (with or without notice or lapse of time or both), any order, decree, judgement, franchise, license, permit, rule or regulation of any court, arbitrator, government or governmental agency or instrumentality, in Barbados or elsewhere as known to us having jurisdiction over PXRE Barbados or any of its properties and which is material to PXRE Barbados.

6. To the best of our knowledge, (a) no action, suit or proceeding at law or in equity is pending or threatened to which PXRE Barbados may be a party, and (b) no action, suit or proceeding is pending or threatened against or affecting PXRE Barbados or any of its properties, before or by any court or governmental official, commission, board or other administrative agency, authority or body, or any arbitrator, wherein an unfavourable decision, ruling or finding could reasonably be expected to have a material adverse effect on the consummation of the transactions contemplated by the Operative Documents or the issuance and sale of the Capital Securities as contemplated therein or the condition (financial or otherwise), earnings, affairs, business, or results of operations of PXRE Barbados.


                  For the purpose of our opinion, the terms "to the best of our knowledge" means that, except for such investigations or inquiries of proper executive officers of the Company, and in the public registers in Barbados, we have not made any further investigations or inquiries, but we have not in the course of acting for the Company, acquired any knowledge or received any information to cause us to believe that the statements qualified by that expression are not correct.

                  This opinion is intended solely for the benefit of the persons to whom it is addressed, in connection with certain aspects of the transactions contemplated by the Placement Agreement and the Operative Documents. This opinion may be relied upon, quoted and referred to by Morgan, Lewis & Bockius LLP, for the purpose of their rendering legal opinions in connection with the Placement Agreement and the Operative Documents and the transactions contemplated thereby. Subject thereto, this opinion is not to be transmitted to any other person, nor is it to be relied upon by any of the persons to whom it is addressed or by any other person for any other purpose, or quoted or referred to in any public document or filed with any governmental agency or other person without prior written consent.

                                                     Yours very truly,


                                                     Chancery Chambers
per:

ACF:est

                                    B-1-C-4

                                  EXHIBIT B-1-D

                        FORM OF IN-HOUSE COUNSEL OPINION


                                                                 [CLOSING], 2003

I-Preferred Term Securities III, Ltd.
c/o Maples Finance Limited
P.O. Box 1093 GT
Queensgate House
South Church Street
George Town, Grand Cayman
Grand Cayman Islands
British West Indies

FTN Financial Capital Markets
845 Crossover Lane, Suite 150
Memphis, Tennessee  38117

Keefe, Bruyette & Woods, Inc.
787 Seventh Avenue, 4th Floor
New York, New York  10019

              Re: Fixed/Floating Rate Junior Deferrable Interest Debentures due
                  2033 of PXRE Group, Ltd.

Ladies and Gentlemen:

                  I am the General Counsel of PXRE Reinsurance Company, a Connecticut corporation ("PXRE Reinsurance") and have acted as counsel to PXRE Group, Ltd., a Bermuda company (the "Company"), and PXRE Reinsurance Ltd., a Bermuda company ("PXRE Bermuda"), in connection with the issuance by the Company of $[AMOUNT OF DEBENTURES] aggregate principal amount of its junior subordinated deferrable interest debentures (the "Debentures") and the issuance by PXRE Capital Statutory Trust V, a Connecticut statutory trust (the "Trust"), of [NUMBER OF CAPITAL SECURITIES] Fixed/Floating Rate Capital Securities (liquidation amount of $1,000 per security) of the Trust (the "Capital Securities").

                  This opinion is furnished to you pursuant to Section 3.1(d) of the Placement Agreement dated [PRICING], 2003 (the "Placement Agreement"), among the Trust, the Company, and FTN Financial Capital Markets and Keefe, Bruyette & Woods, Inc. (the "Placement Agents"). Capitalized terms used but not defined herein shall have the respective meanings assigned to such terms in the Placement Agreement.

                                    B-1-D-1

                  In my capacity as such counsel, I have examined originals or copies of such records, agreements, certificates, documents and other instruments as in my judgment are necessary or appropriate to render the opinions expressed herein. These records, agreements, certificates, documents and instruments include the following:

         (i)      the Placement Agreement;

         (ii) The Amended and Restated Declaration of Trust dated as of [CLOSING], 2003, among the Institutional Trustee (as defined therein), the Administrators (as defined therein), the Company, as sponsor, and the holders from time to time of undivided beneficial interests in the Trust;

         (iii) the Indenture dated as of [CLOSING], 2003, between the Company and U.S. Bank National Association;

         (iv)     the Debentures;

         (v)      the Capital Securities;

         (vi) the Guarantee Agreement dated as of [CLOSING], 2003, between the Company and U.S. Bank National Association as trustee for the benefit of the holders (as defined therein); and

         (vii) the Subscription Agreement dated [CLOSING], 2003 (the "Subscription Agreement", among the Company, the Trust and I-Preferred Term Securities III, Ltd. (the "Purchaser").

                  The documents described in subsections (i)-(vii) above are individually referred to herein as a "Transaction Document" and collectively referred to herein as the "Transaction Documents".

                  For purposes of the opinions expressed herein, I have assumed the genuineness of all signatures, the legal capacity of all natural persons executing agreements, instruments or documents, the completeness and authenticity of all records and documents submitted to me as originals and the conformity with the originals of all records and documents submitted to me as copies. The opinions (other than the opinions expressed in paragraph 3) are subject to the qualification that I have relied, as to matters of fact (including determinations with respect to the question of materiality to the Company and its subsidiaries), to the extent I deem proper, on the representations and warranties in the Placement Agreement, certificates of officers or other representatives of the Company, the Trust and PXRE Reinsurance and certificates of public officials.

                  Based on the foregoing, and subject to the limitations, qualifications, assumptions and exceptions set forth herein, I am of the opinion that as of the date hereof:

                                    B-1-D-2

1. PXRE Reinsurance, is validly existing as a corporation in good standing under the laws of the State of Connecticut, with full corporate power and authority to own its properties and conduct its business as presently conducted in all material respects. To the best of my knowledge, all outstanding shares of capital stock of PXRE Reinsurance have been duly authorized and validly issued, and are fully paid and non-assessable and owned of record by PXRE Corporation, a Delaware corporation.

2. The issuance, sale and delivery of the Debentures by the Company and the issuance, sale and delivery of the Capital Securities by the Trust do not give rise to any rights to subscribe for or to purchase any shares of capital stock or equity securities of PXRE Reinsurance pursuant to the corporate Articles of Incorporation, Charter or By-Laws of PXRE Reinsurance, or, to the best of my knowledge, any agreement or other instrument to which PXRE Reinsurance is a party.

3. To the best of my knowledge, none of PXRE Reinsurance, the Trust, the Company and PXRE Bermuda is in breach or violation of, or default under, with or without notice or lapse of time or both, its Articles of Incorporation, Charter, By-Laws or the Trust Agreement. The execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated thereby do not and will not (i) conflict with, constitute a material breach or violation of, or constitute a material default under, with or without notice or lapse of time or both, any of the terms, provisions or conditions of (A) the Articles of Incorporation, Charter or By-Laws of PXRE Reinsurance, or
         (B) to the best of my knowledge, any material contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease, franchise, license or any other material agreement or instrument to which PXRE Reinsurance, the Company or PXRE Bermuda is a party or by which any of them or any of their respective properties may be bound, or (C) any judgment, order or decree of any court, regulatory body, administrative agency, governmental body or arbitrator in jurisdictions covered by this opinion and known to me and binding on PXRE Reinsurance, the Company or PXRE Bermuda which, in the case of each of
         (A), (B) or (C) above, is material to the Company and its subsidiaries on a consolidated basis or (ii) pursuant to any material contract, indenture or other material agreement or instrument, result in the creation or imposition of any material lien, claim, charge, encumbrance or restriction upon any property or assets of PXRE Reinsurance, the Company or PXRE Bermuda.

4. Except as disclosed in the Disclosure Schedule to the Placement Agreement, to the best of my knowledge, (i) no action, suit or proceeding at law or in equity is pending or threatened to which the Company or its Significant Subsidiaries are or may be a party, and (ii) no action, suit or proceeding is pending or threatened against or affecting the Company or its Significant Subsidiaries or any of their properties, before or by any court or governmental official, commission, board or other administrative agency, authority or body, or any arbitrator, wherein an unfavorable decision, ruling or finding could reasonably be expected to have a material adverse effect on the consummation of the transactions contemplated by the Transaction Documents or the issuance and sale of the Capital Securities as contemplated therein or the condition (financial or otherwise), earnings, affairs, business, or results of operations of the Company and its Significant Subsidiaries on a consolidated basis.

                                    B-1-D-3

                  This opinion is rendered only to the Placement Agents and the Purchaser and is solely for their benefit in connection with the transactions pursuant to the Placement Agreement. This opinion may not be relied upon by the Placement Agents or the Purchaser for any other purpose without my prior written consent. This opinion may not be relied upon, for any purpose, by any other person, firm or corporation other than the Placement Agents and the Purchaser.

                                                              Very truly yours,




                                    B-1-D-4

                                   EXHIBIT B-2

                       FORM OF CONNECTICUT COUNSEL OPINION

_______ __, 2003



TO THE PARTIES LISTED
ON SCHEDULE I HERETO



Ladies and Gentlemen:

         We have acted as special counsel in the State of Connecticut (the "State") for PXRE Capital Statutory Trust V (the "Trust"), a Connecticut statutory trust formed pursuant to the Amended and Restated Declaration of Trust (the "Trust Agreement") dated as of the date hereof, among PXRE Group Ltd., a Bermuda corporation (the "Sponsor"), U.S. Bank National Association, a national banking association ("U.S. Bank"), in its capacity as Institutional Trustee (the "Institutional Trustee"), and John Modin, Bruce Byrnes and Jeff Jeffreys, each, an individual, (each, an "Administrator") in connection with the issuance by the Trust to the Holders (as defined in the Trust Agreement) of its capital securities (the "Capital Securities") pursuant to the Placement Agreement dated as of [PRICING], 2003 (the "Placement Agreement"), the issuance by the Trust to the Sponsor of its Common Securities, pursuant to the Trust Agreement and the acquisition by the Trust from the Sponsor of Debentures, issued pursuant to the Indenture dated as of the date hereof (the "Indenture").

         The Institutional Trustee has requested that we deliver this opinion to you in accordance with Section 3.1 (b) of the Placement Agreement. Capitalized terms not otherwise defined herein shall have the meanings specified in, or defined by reference in or set forth in the Operative Documents (as defined below).

         Our representation of the Trust has been as special counsel for the limited purposes stated above. As to all matters of fact (including factual conclusions and characterizations and descriptions of purpose, intention or other state of mind), we have relied, with your permission, entirely upon (i) the representations and warranties of the parties set forth in the Operative Documents and (ii) certificates delivered to us by the management of U.S. Bank, and have assumed, with your permission, without independent inquiry, the accuracy of those representations, warranties and certificates.

         We have examined the following documents to which the Trust is a party, each of which is dated the date hereof, unless otherwise noted:

         (i)      the Trust Agreement;

                                     B-2-1

         (ii)     the Placement Agreement;

         (iii)    the Subscription Agreement;

         (iv)     the Certificate of Common Securities;

         (v)      the Certificate of Capital Securities;

         (vi)     the Guarantee Agreement;

         (vii) the Certificate of Trust filed with the Secretary of State of the State of Connecticut dated ______ __, 2003; and

         (viii) a Certificate of Legal Existence for the Trust obtained from the Secretary of State of the State of Connecticut dated ________ __, 2003 (the "Certificate of Legal Existence").

         The documents referenced in subparagraphs (i) through (vii) above are hereinafter referred to collectively as the "Operative Documents."

         We have also examined originals, or copies, certified or otherwise identified to our satisfaction, of such other corporate and public records and agreements, instruments, certificates and other documents as we have deemed necessary or appropriate for the purposes of rendering this opinion. For purposes of our opinion rendered in paragraph 1 below, with respect to the legal existence of the Trust, our opinion relies entirely upon and is limited by the Certificate of Legal Existence, which is attached hereto as Exhibit A.

         We have assumed, with your permission, the genuineness of all signatures (other than those on behalf of U.S. Bank, the Guarantee Trustee, Indenture Trustee, Institutional Trustee and the Trust), the conformity of the originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing any document.

         When an opinion set forth below is given to the best of our knowledge, or to our knowledge, or with reference to matters of which we are aware or which are known to us, or with another similar qualification, the relevant knowledge or awareness is limited to the actual knowledge or awareness of the individual lawyers in the firm who have participated directly and substantively in the specific transactions to which this opinion relates and without any special or additional investigation undertaken for the purposes of this opinion except as indicated herein.

         For the purposes of this opinion we have made such examination of law as we have deemed necessary. The opinions expressed below are limited solely to the internal substantive laws of the State (as applied by courts located in the State without regard to choice of law) and we express no opinion as to the laws of any other jurisdiction. To the extent to which this opinion deals with matters governed by or relating to the laws of any other state or jurisdiction, we have assumed, with your permission, that the Operative Documents are governed by the internal substantive laws of the State.

                                     B-2-2

         We express no opinion as to (i) the effect of suretyship defenses, or defenses in the nature thereof, with respect to the obligations of any applicable guarantor, joint obligor, surety, accommodation party, or other secondary obligor or any provisions of the Trust Agreement with respect to indemnification or contribution and (ii) the accuracy or completeness of any exhibits or schedules to the Operative Documents. No opinion is given herein as to the choice of law or internal substantive rules of law that any court or other tribunal may apply to the transactions contemplated by the Operative Documents. No opinion is expressed herein as to the application or effect of federal securities laws or as to the securities or so-called "Blue Sky" laws of Connecticut or of any other state or other jurisdiction.

         Our opinion, with your permission, is further subject to the following exceptions, qualifications and assumptions:

                  (a) We have assumed without any independent investigation that
         (i) each party to the Operative Documents, other than U.S. Bank, the Guarantee Trustee, Indenture Trustee, Institutional Trustee and the Trust, as applicable, at all times relevant thereto, is validly existing and in good standing under the laws of the jurisdiction in which it is organized, and is qualified to do business and in good standing under the laws of each jurisdiction where such qualification is required generally or necessary in order for such party to enforce its rights under such Operative Documents, (ii) each party to the Operative Documents, at all times relevant thereto, had and has the full power, authority and legal right under its certificate of incorporation, partnership agreement, by-laws, and other governing organizational documents, and the applicable corporate, partnership, or other enterprise legislation and other applicable laws, as the case may be (other than U.S. Bank, the Guarantee Trustee, Indenture Trustee, Institutional Trustee or the Trust) to execute, deliver and to perform its obligations under, the Operative Documents, and (iii) each party to the Operative Documents other than U.S. Bank, the Guarantee Trustee, Indenture Trustee, Institutional Trustee or the Trust has duly executed and delivered each of such agreements and instruments to which it is a party and that the execution and delivery of such agreements and instruments and the transactions contemplated thereby have been duly authorized by proper corporate or other organizational proceedings as to each such party.

                  (b) We have assumed without any independent investigation (i) that the Institutional Trustee, the Sponsor and the Administrators have received the agreed to and stated consideration for the incurrence of the obligations applicable to it under the Trust Agreement and each of the other Operative Documents, (ii) that each of the Operative Documents (other than the Trust Agreement) is a valid, binding and enforceable obligation of each party thereto other than the Trust, U.S. Bank and the Institutional Trustee, as applicable; and, for the purposes of this opinion letter, we herein also assume that each of the Operative Documents (other than the Trust Agreement) constitutes a valid, binding and enforceable obligation of U.S. Bank, the Guarantee Trustee and the Indenture Trustee, as applicable under Connecticut and federal law (as to which such matters we are delivering to you a separate opinion letter on this date, which is subject to the assumptions, qualifications and limitations set forth therein).

                                     B-2-3

                  (c) The enforcement of any obligations of U.S. Bank, the Sponsor and the Administrators, as applicable, under the Trust Agreement and the obligations of the Trust under the other Operative Documents may be limited by the receivership, conservatorship and supervisory powers of depository institution regulatory agencies generally, as well as by bankruptcy, insolvency, reorganization, moratorium, marshaling or other laws and rules of law affecting the enforcement generally of creditors' rights and remedies (including such as may deny giving effect to waivers of debtors' or guarantors' rights); and we express no opinion as to the status under any fraudulent conveyance laws or fraudulent transfer laws of any of the obligations of U.S. Bank, the Sponsor, the Administrators or the Trust under any of the Operative Documents.

                  (d) We express no opinion as to the enforceability of any particular provision of the Trust Agreement or the other Operative Documents relating to remedies after default.

                  (e) We express no opinion as the availability of any specific or equitable relief of any kind.

                  (f) The enforcement of any rights may in all cases be subject to an implied duty of good faith and fair dealing and to general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

                  (g) We express no opinion as to the enforceability of any particular provision of any of the Operative Documents relating to (i) waivers of rights to object to jurisdiction or venue, or consents to jurisdiction or venue, (ii) waivers of rights to (or methods of) service of process, or rights to trial by jury, or other rights or benefits bestowed by operation of law, (iii) waivers of any applicable defenses, setoffs, recoupments, or counterclaims, (iv) waivers or variations of provisions which are not capable of waiver or variation under Sections 1-102, 9-602, 9-603 or other provisions of the Uniform Commercial Code ("UCC") of the State, (v) the grant of powers of attorney to any person or entity, or (vi) exculpation or exoneration clauses, indemnity clauses, and clauses relating to releases or waivers of unmatured claims or rights.

                  (h) We have made no examination of, and no opinion is given herein as to the Trustee's or the Trust's title to or other ownership rights in, or the existence of any liens, charges or encumbrances on, or adverse claims against, any asset or property held by the Institutional Trustee or the Trust. We express no opinion as to the creation, validity, attachment, perfection or priority of any mortgage, security interest or lien in any asset or property held by the Institutional Trustee or the Trust.

                                     B-2-4

                  (i) We express no opinion as to the effect of events occurring, circumstances arising, or changes of law becoming effective or occurring, after the date hereof on the matters addressed in this opinion letter, and we assume no responsibility to inform you of additional or changed facts, or changes in law, of which we may become aware.

                  (j) We express no opinion as to any requirement that any party to the Operative Documents (or any other persons or entities purportedly entitled to the benefits thereof) qualify or register to do business in any jurisdiction in order to be able to enforce its rights thereunder or obtain the benefits thereof.

         Based upon the foregoing and subject to the limitations and qualifications set forth herein, we are of the opinion that:

1. The Trust has been duly formed and is validly existing as a statutory trust under the Connecticut Statutory Trust Act, Chapter 615 of Title 34 of the Connecticut General Statutes, Section 500, et seq. (the "Act").

2. The Trust Agreement constitutes a valid and binding obligation of U.S. Bank and the Institutional Trustee enforceable against U.S. Bank and the Institutional Trustee in accordance with the terms thereof.

3. The Trust Agreement constitutes a valid and binding obligation of the Sponsor and the Administrators, enforceable against the Sponsor and the Administrators in accordance with its terms.

4. The Trust has the requisite trust power and authority to (a) execute and deliver, and to perform its obligations under, the Operative Documents, and (b) perform its obligations under such Operative Documents.

5. Each of the Operative Documents to which the Trust is a party constitutes a valid and binding obligation of the Trust, enforceable against the Trust in accordance with the terms thereof.

6. The Capital Securities have been duly authorized by the Trust under the Trust Agreement, and the Capital Securities, when duly executed and delivered to the Holders in accordance with the Trust Agreement, the Placement Agreement and the Subscription Agreement, will be validly issued, fully paid and nonassessable and will evidence undivided beneficial interests in the assets of the Trust and will be entitled to the benefits of the Trust Agreement.

7. The Common Securities have been duly authorized by the Trust Agreement, and the Common Securities, when duly executed and delivered to the Company in accordance with the Trust Agreement, the Placement Agreement and the Subscription Agreement and delivered and paid for in accordance therewith, will be validly issued, fully paid and nonassessable (subject to Section 9.1(b) of the Trust Agreement which provides that the Holders of Common Securities are liable for debts and obligations of the Trust to the extent such debts and obligations are not satisfied out of the Trust's assets) and will evidence undivided beneficial interests in the assets of the Trust and will be entitled to the benefits of the Trust Agreement.

                                     B-2-5

8. Neither the execution, delivery or performance by the Trust of the Operative Documents, the consummation by the Trust of the transactions contemplated thereby, nor compliance by the Trust with any of the terms and provisions thereof, (a) violates the Trust Agreement, or, to the best of our knowledge, contravenes or will contravene any provision of, or constitutes a default under, or results in any breach of, or results in the creation of any lien (other than as permitted under the Operative Documents) upon property of the Trust under, any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, bank loan or credit agreement, license or other agreement or instrument, in each case known to us, to which it is a party or by which it is bound or (b) violates any applicable State law governing the Trust, or, to the best of our knowledge, any judgment or order of any court or other tribunal, in each case known to us, applicable to or binding on it.

9. No consent, approval, order or authorization of, giving of notice to, or registration with, or taking of any other action in respect of, any State governmental authority regulating the Trust is required for the execution, delivery, validity or performance of, or the carrying out by, the Trust of any of the transactions contemplated by the Operative Documents, other than any such consent, approval, order, authorization, registration, notice or action as has been duly obtained, given or taken.

10. The Holders, as the beneficial holders of the Capital Securities, will be entitled to the same limitation of personal liability extended to shareholders of domestic corporations organized under the laws of the State.

11. Under the Trust Agreement, the issuance of the Capital Securities is not subject to preemptive rights.

12. Assuming that the Trust will not be taxable as a corporation for federal income tax purposes, but rather will be classified for such purposes as a trust which is classified as a grantor trust under Subpart E, Part I of Subchapter J of the Internal Revenue Code of 1986, as amended, the Trust will not be subject to any tax, fee or other government charge under the laws of the State of Connecticut or any political subdivision thereof.

         This opinion is rendered solely for the benefit of those institutions listed on Schedule I hereto and their successors and assigns in connection with the transactions contemplated by the Operative Documents and may not be used or relied upon by any other person or for any other purpose.

                                                         Very truly yours,



                                                         SHIPMAN & GOODWIN LLP

                                     B-2-6

                                   SCHEDULE I

         U.S. Bank National Association

         FTN Financial Capital Markets

         Keefe, Bruyette & Woods, Inc.

         I-Preferred Term Securities III, Ltd.

         I-Preferred Term Securities III, Inc.

         LeBoeuf, Lamb, Greene & MacRae, L.L.P.

         PXRE Group Ltd.

         Morgan, Lewis & Bockius LLP

                           EXHIBIT A TO EXHIBIT B-2

                         CERTIFICATE OF LEGAL EXISTENCE

                                  See attached

                                   EXHIBIT B-3

                           FORM OF TAX COUNSEL OPINION


                                                                 [CLOSING], 2003


PXRE Group Ltd.
Swan Building
26 Victoria Street
Hamilton, HM12, Bermuda

PXRE Capital Statutory Trust V
c/o PXRE Group Ltd.
Swan Building
26 Victoria Street
Hamilton, HM12, Bermuda

FTN Financial Capital Markets
845 Crossover Lane, Suite 150
Memphis, Tennessee 38117

Keefe, Bruyette & Woods, Inc.
787 7th Avenue, 4th Floor
New York, New York 10019

Dear Sirs:

         We are acting as special United States tax counsel to PXRE Group Ltd., a corporation organized and existing under the laws of Bermuda (the "Company"), and to PXRE Capital Statutory Trust V, a statutory trust created under the laws of Connecticut (the "Trust"), in connection with the proposed issuance of (i) Fixed/Floating Rate Capital Securities, liquidation amount $1,000.00 per Capital Security (the "Capital Securities") of the Trust, pursuant to the terms of the Amended and Restated Declaration of Trust dated as of the date hereof by and among the Company, U.S. Bank National Association, as institutional trustee, and John Modin, Bruce Byrnes and Jeff Jeffreys, as Administrators (the "Trust Agreement"), (ii) Fixed/Floating Rate Common Securities, liquidation amount $1,000 per common security (the "Common Securities") of the Trust, pursuant to the terms of the Trust Agreement, (iii) Fixed/Floating Rate Junior Subordinated Deferrable Interest Debentures (the "Corresponding Debentures") of the Company issued pursuant to the terms of an Indenture dated as of the date hereof from the Company to U.S. Bank National Association, as trustee (the "Indenture"), which Corresponding Debentures are to be sold by the Company to the Trust, and
(iv) the Guarantee Agreement of the Company with respect to the Capital Securities dated as of the date hereof (the "Guarantee") between the Company and U.S. Bank National Association, as guarantee trustee. The Capital Securities, the Common Securities and the Corresponding Debentures are to be issued as contemplated by the Offering Circular (the "Offering Circular") dated [_______], 2003 prepared by I-Preferred Term Securities III, Ltd., an entity formed under the Companies Law of the Cayman Islands, and I-Preferred Term Securities III, Inc., a Delaware corporation.

                                     B-3-1

         In formulating our opinions, we have examined originals or copies, certified or otherwise identified to our satisfaction, of documents, corporate records and other instruments as we have deemed necessary or appropriate for purposes of this opinion including (i) the Offering Circular, (ii) the Indenture, (iii) the form of the Corresponding Debentures attached as an exhibit to the Indenture, (iv) the Trust Agreement, (v) the Guarantee, and (vi) the forms of Capital Securities Certificate and Common Securities Certificate attached as exhibits to the Trust Agreement (collectively the "Documents"). Furthermore, we have relied upon certain representations made by the Company and upon the opinion of Shipman & Goodwin LLP as to certain matters of Connecticut law.

         In such examination, we have assumed the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified photostatic copies, the authenticity of the originals of such latter documents, the genuineness of all signatures and the correctness of all representations made therein. We have further assumed that there are no agreements or understandings contemplated therein other than those contained in the Documents.

         In rendering our opinions, we have assumed that the transactions described in or contemplated by the Documents have been or will be carried out strictly in accordance with the Documents, and that such Documents accurately reflect the material facts of such transactions. Any variance in the facts may result in United States federal income tax consequences that differ from those reflected in the opinions set forth herein. Our opinion is also based on the Internal Revenue Code of 1986, as amended, (the "Code"), Treasury regulations, administrative rulings, judicial decisions, and other applicable authorities. The statutory provisions, regulations and interpretations on which our opinion is based are subject to change, possibly retroactively. In addition, there can be no assurance that the Internal Revenue Service will not take positions contrary to those stated in our opinion.

         Subject to the foregoing, under current law and based upon the facts, assumptions and qualifications contained herein, it is our opinion that:

         1. The Corresponding Debentures will be classified as indebtedness of the Company for United States federal income tax purposes; and

         2. The Trust will be characterized as a grantor trust and not as an association taxable as a corporation for United States federal income tax purposes.

         The opinions we express herein are limited solely to matters governed by the federal income tax laws of the United States. Our opinion is provided solely to you as a legal opinion only, and not as a guaranty or warranty, and is limited to the specific transactions, documents, and matters described above. No opinion may be implied or inferred beyond that which is expressly stated in this letter.

                                     B-3-2

         We express no opinion with respect to any matter not specifically addressed by the foregoing opinions, including state or local tax consequences, or any federal, state, or local issue not specifically referred to and discussed above including, without limitation, the effect on the matters covered by this opinion of the laws of any other jurisdiction.

         We are furnishing this opinion to you solely for your benefit in connection with the issuance of the Capital Securities, the Common Securities and the Corresponding Debentures, and this opinion is not to be relied upon for any other purpose or by any other person without our express written consent. Notwithstanding the foregoing, [RATING AGENCY] shall be entitled to rely upon this opinion as if it were addressed to them. We disclaim any obligation to update this opinion for events occurring or coming to our attention after the date hereof.



                                                              Very truly yours,



                                     B-3-3

                                 PXRE GROUP LTD.


                                                                 [CLOSING], 2003


LeBoeuf, Lamb, Greene & MacRae, L.L.P.
125 West 55th Street
New York, New York  10019
Attention:  Robert A.N. Cudd

         Re: Representations Concerning the Issuance of Fixed/Floating Rate Junior Subordinated Deferrable Interest Debentures (the "Corresponding Debentures") to PXRE Capital Statutory Trust V (the "Trust") and Sale of the Trust Securities of the Trust

Dear Sirs:

         In accordance with your request, PXRE Group Ltd. (the "Company") hereby makes the following representations in connection with the preparation of your opinion letter as to the United States federal income tax consequences of the issuance by the Company of the Corresponding Debentures to the Trust and the sale of the Trust Securities.

         The Company hereby represents that:

         1) The sole assets of the Trust will be the Corresponding Debentures, any interest paid on the Corresponding Debentures to the extent not distributed, proceeds of the Corresponding Debentures, or any of the foregoing.

         2) The Company intends to use the net proceeds from the sale of the Corresponding Debentures for general corporate purposes.

         3) The Trust was not formed to conduct any trade or business and is not authorized to conduct any trade or business. The Trust exists for the exclusive purposes of (i) issuing and selling the Trust Securities, (ii) using the proceeds from the sale of Trust Securities to acquire the Corresponding Debentures, and
                  (iii) engaging only in activities necessary or incidental thereto.

         4) The Trust was formed to facilitate direct investment in the assets of the Trust, and the existence of multiple classes of ownership is incidental to that purpose. There is no intent to provide holders of such interests in the Trust with diverse interests in the assets of the Trust.

                                     B-3-4

         5) The Company intends to create a debtor-creditor relationship between the Company, as debtor, and the Trust, as a creditor, upon the issuance and sale of the Corresponding Debentures to the Trust by the Company. The Company will (i) record and at all times continue to reflect the Corresponding Debentures as indebtedness on its separate books and records for financial accounting purposes, and (ii) treat the Corresponding Debentures as indebtedness for all United States federal, state and local income tax purposes.

         6) During each year, the Trust's income will consist solely of payments made by the Company with respect to the Corresponding Debentures. Such payments will not be derived from the active conduct of a financial business by the Trust. Both the Company's obligation to make such payments and the measurement of the amounts payable by the Company are defined by the terms of the Corresponding Debentures. Neither the Company's obligation to make such payments nor the measurement of the amounts payable by the Company is dependent on income or profits of the Company or any affiliate of the Company.

         7) The Company has reviewed projections of earnings, cash flow, capital and surplus and other relevant financial and economic data relating to the Company and its affiliates. Based on the current and estimated net cash flow and the projections of earnings, cash flow, capital and surplus of the Company and its affiliates, the Company believes its net cash flow will be in excess of the amount of principal and interest required to be paid in accordance with the terms of the Corresponding Debentures and the Company expects that it will be able to make, and will make, timely payment of principal and interest in accordance with the terms of the Corresponding Debentures with available capital or accumulated net cash flow.

         8) The principal insurance operating subsidiary of the Company has received either a financial strength rating of at least B+ with a neutral or positive outlook from A.M. Best Company, Inc., or an investment grade financial strength rating from either Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. or Fitch Ratings.

         9) The terms and conditions of the Corresponding Debentures, including the interest rate, were determined on an arm's length basis.

         10) The Company presently has no intention to defer interest payments on the Corresponding Debentures, and it considers the likelihood of such a deferral to be remote because among other things, if it were to exercise its right to defer payments of interest with respect to the Corresponding Debentures, it would not be permitted to declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any capital stock of the Company or any affiliate of the Company (other than payments of dividends or distributions to the Company) or make any payment of principal of or interest or premium, if any, on or repay, repurchase, or redeem any debt securities of the Company or any affiliate of the Company that rank pari passu in all respects with or junior in interest to the Corresponding Debentures, in each case subject to limited exceptions stated in Section 2.11 of the Indenture to be entered into in connection with the issuance of the Corresponding Debentures.

         11) Immediately after the issuance of the Corresponding Debentures, the debt-to-equity ratio of the Company (as determined for financial accounting purposes) will be no higher than three to one (3 : 1). The Company has no plan or intention to issue debt that would cause such ratio to exceed three to one (3 : 1). For purposes of this paragraph 11, (i) the Corresponding Debentures will be treated as debt and payments thereon will be treated as interest, (ii) other debt (as determined for financial accounting purposes) shall include both short-term and long-term indebtedness of the Company, and (iii) equity (as determined for financial accounting purposes) shall include share capital, preferred shares, if any, paid-in surplus and retained earnings of the Company.

                                     B-3-5

         12) To the best of our knowledge, the Company's subsidiaries are currently in compliance with all applicable federal, state, and local capital requirements, except to the extent that failure to comply with any such requirements would not have a material adverse effect on the Company and its subsidiaries.

         13) For purposes hereof, you may rely on the representations made by the Company in Sections 5.16 and 5.17 of the Placement Agreement dated as of [PRICING], 2003, by and among FTN Financial Capital Markets, Keefe, Bruyette & Woods, Inc., the Trust and the Company.

         14) The Company will not issue any class of common stock or preferred stock senior in rights (such as payment rights and liquidation preference) to the Corresponding Debentures during their term.

         15) The Internal Revenue Service has not challenged the interest deduction on any class of the Company's subordinated debt in the last ten (10) years on the basis that such debt constitutes equity for federal income tax purposes.

         The above representations are accurate as of the date hereof and will continue to be accurate through the issuance of the Trust Securities, unless you are otherwise notified by us in writing. The undersigned understands that you will rely on the foregoing in connection with rendering certain legal opinions, and possesses the authority to make the representations set forth in this letter on behalf of the Company. Capitalized terms used and not defined herein shall have the meanings assigned in the Indenture dated as of [CLOSING], 2003 between the Company and U.S. Bank National Association as debenture trustee.


                                                     Very truly yours,


                                                     PXRE Group Ltd.



                                                     By:
                                                        ------------------------
                                                        Name:
                                                        Title:


                                     B-3-6

                                    EXHIBIT C

                            SIGNIFICANT SUBSIDIARIES

PXRE Reinsurance Ltd.
PXRE Reinsurance Company
PXRE Reinsurance (Barbados) Ltd.
PXRE Corporation

                                    EXHIBIT D

                            FORM OF QUARTERLY REPORT


I-Preferred Term Securities III, Ltd.
c/o The Bank of New York
101 Barclay Street, Floor 8-East
CDO Unit
New York, New York  10286
Attention:  Franco Talavera
CDO Relationship Manager

PLEASE COMPLETE FOR THE PRINCIPAL INSURANCE OPERATING SUBSIDIARY


As of Year End _______, 20__

NAIC Risk Based Capital Ratio (authorized control level)                                 _________ %

As of [March 31, June 30, September 30, or December 31,] 20___

Total Policyholders' Surplus                                                             $__________

Consolidated Debt to Total Policyholders' Surplus                                        ___________%

Total Assets                                                                             $__________

NAIC Class 1 & 2 Rated Investments to Total Fixed Income Investments                     ___________%

NAIC Class 1 & 2 Rated Investments to Total Investments                                  ___________%

Return on Policyholders' Surplus                                                         ___________%

For Property & Casualty Companies

Expense Ratio                                                                            ___________%

Loss and LAE Ratio                                                                       ___________%

Combined Ratio                                                                           ___________%

Net Premiums Written (annualized) to Policyholders' Surplus                              ___________%

----------------------------------------------------------------- ---------------------------------------------------------------
NAIC Risk Based Capital Ratio-P&C                                 (Total Adjusted  Capital/Authorized  Control Level  Risk-Based
                                                                  Capita/)/2
----------------------------------------------------------------- ---------------------------------------------------------------
NAIC Risk Based Capital Ratio-Life                                ((Total Adjusted Capital-Asset  Valuation  Reserve)/Authorized
                                                                  Control Level Risk-Based Capita/)/2
----------------------------------------------------------------- ---------------------------------------------------------------
Total Capital and Surplus-Life                                    Common Capital Stock + Preferred Capital Stock + Aggregate
                                                                  Write-Ins for other than special surplus funds + Surplus Notes
                                                                  +Gross Paid-In and Contributed Surplus + Aggregate Write-Ins for
                                                                  Special Surplus Funds + Unassigned Funds (Surplus) - Treasury
                                                                  Stock
----------------------------------------------------------------- ---------------------------------------------------------------
Total Capital and Surplus-P&C                                     Aggregate Write-Ins for Special Surplus Funds + Common Capital
                                                                  Stock + Preferred Capital Stock + Aggregate Write-Ins for other than special surplus funds + Surplus Notes +Gross Paid-In and
                                                                  Contributed Surplus + Unassigned Funds (Surplus) - Treasury Stock
----------------------------------------------------------------- ---------------------------------------------------------------
Total  Class 1 & 2  Rated  Investments  to  Total  Fixed  Income  (Total Class 1 + Total Class 2 Rated  Investments)/Total Fixed
Investments                                                       Income Investments
----------------------------------------------------------------- ---------------------------------------------------------------
Total Class 1 & 2 Rated Investments to Total Investments          (Total  Class  1 +  Total  Class  2  Rated  Investments)/Total
                                                                  Investments
----------------------------------------------------------------- ---------------------------------------------------------------
Total Assets                                                      Total Assets
----------------------------------------------------------------- ---------------------------------------------------------------
Return on Policyholders' Surplus                                  Net Income/Policyholders' Surplus
----------------------------------------------------------------- ---------------------------------------------------------------
Expense Ratio                                                     Other Underwriting Expenses Incurred/Net premiums Earned
----------------------------------------------------------------- ---------------------------------------------------------------
Loss and LAE Ratio                                                (Losses Incurred + Loss Expenses Incurred)/Net Premiums Earned
----------------------------------------------------------------- ---------------------------------------------------------------
Combined Ratio                                                    Expense Ratio + Loss and LAE Ratio
----------------------------------------------------------------- ---------------------------------------------------------------
Net Premiums Written (annualized) to Policyholders' Surplus       Net Premiums Written/Policyholders' Surplus
----------------------------------------------------------------- ---------------------------------------------------------------